Exhibit 4.9

INDENTURE AND SECURITY AGREEMENT

(MSN 6698)

Dated as of July 29, 2015

between

PARINA LEASING LIMITED,

and

WILMINGTON TRUST COMPANY,

as Loan Trustee

*

One Airbus A321-200 Aircraft

Chilean Registration No. CC-BEE

i

Table of Contents
(continued)

ii

Table of Contents

(continued)

Exhibit A	—	Form of Indenture Supplement
Schedule I	—	Description of Equipment Notes
Schedule II	—	Pass Through Trust Agreement and Pass Through Trust Supplements
Annex A	—	Definitions

iii

INDENTURE AND SECURITY AGREEMENT
(6698)

This INDENTURE AND SECURITY AGREEMENT (6698), dated as of July 29 , 2015, is made by and between PARINA LEASING LIMITED, an exempted company with limited liability incorporated under the laws of the Cayman Islands (together with its successors and permitted assigns, the “Owner”), and WILMINGTON TRUST COMPANY, a Delaware trust company, not in its individual capacity, except as expressly stated herein, but solely as Loan Trustee hereunder (together with its permitted successors hereunder, the “Loan Trustee”).

WITNESSETH:

WHEREAS, the parties desire by this Indenture (such term and other capitalized terms used herein without definition being defined as provided in Article I), among other things, to provide for (i) the issuance by the Owner of the Equipment Notes specified on Schedule I hereto and Additional Series and (ii) the assignment, mortgage and pledge by the Owner to the Loan Trustee, as part of the Collateral hereunder, among other things, of all of the Owner’s estate, right, title and interest in and to the Aircraft, as security for, among other things, the Owner’s obligations to the Loan Trustee, for the equal and proportionate benefit and security of the Noteholders, the Indenture Indemnitees and the Related Indenture Indemnitees, subject to Section 2.13 and Article III;

WHEREAS, all things have been done to make the Equipment Notes of the Series listed on Schedule I hereto (as, in the case of any Additional Series Equipment Notes issued after the Closing Date, such Schedule I may be amended in connection with such issuance), when executed by the Owner and authenticated and delivered by the Loan Trustee hereunder, the valid, binding and enforceable obligations of the Owner; and

WHEREAS, all things necessary to make this Indenture a legal, valid and binding obligation of the Owner for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have occurred;

GRANTING CLAUSE

NOW, THEREFORE, (x) to secure (i) the prompt and complete payment (whether at stated maturity, by acceleration or otherwise) of principal of, interest on (including interest on any overdue amounts), and Make-Whole Amount, if any, with respect to, and all other amounts due under, the Equipment Notes, (ii) all other amounts payable by the Owner and Lessee under the Financing Agreements and (iii) the performance and observance by the Owner of all the agreements and covenants to be performed or observed by the Owner for the benefit of the Noteholders and the Indenture Indemnitees contained in the Financing Agreements, and (y) to secure the Related Secured Obligations, and in consideration of the premises and of the covenants contained in the Financing Agreements and the Related Indentures, and for other good and valuable consideration given by the Noteholders, the Indenture Indemnitees and the Related Indenture Indemnitees to the Owner at or before the Closing Date, the receipt and adequacy of which are hereby acknowledged, the Owner does hereby grant, bargain, sell, convey, transfer, mortgage, assign, pledge and confirm unto the Loan Trustee and its successors in trust and permitted assigns, for the security and benefit of the Noteholders, the Indenture Indemnitees and the Related Indenture Indemnitees, a first priority security interest in, and mortgage lien on, all estate, right, title and interest of the Owner in, to and under, all and singular, the following described properties, rights, interests and privileges, whether now owned or hereafter acquired (which, collectively, together with all property hereafter specifically subject to the Lien of this Indenture by the terms hereof or any supplement hereto, are included within, and are referred to as, the “Collateral”):

(1)         the Aircraft, including the Airframe and the Engines, whether or not any such Engine may from time to time be installed on the Airframe or any other airframe or any other aircraft, and any and all Parts relating thereto, and, to the extent provided herein, all substitutions and replacements of, and additions, improvements, accessions and accumulations to, the Aircraft, including the Airframe, the Engines and any and all Parts (in each case other than any substitutions, replacements, additions, improvements, accessions and accumulations that constitute items excluded from the definition of Parts by clauses (b), (c) and (d) thereof) relating thereto (such Airframe and Engines as more particularly described in the Indenture Supplement executed and delivered with respect to the Aircraft on the Closing Date or with respect to any substitutions or replacements therefor), and together with all flight records, logs, manuals, maintenance data and inspection, modification and overhaul records at any time required to be maintained with respect to the Aircraft in accordance with the rules and regulations of the applicable Aviation Authority;

(2)         all right, title, interest, claims and demands of the Owner, as lessor, in, to and under the Lease, together with all rights, powers, privileges, options and other benefits of the Owner as lessor under the Lease, including the immediate and continuing right to receive and collect all Rent, insurance proceeds, condemnation awards and other payments, tenders and security now or hereafter payable to or receivable by the Owner under the Lease but excluding all proceeds of, and any rights under, any insurance maintained by the Owner and not required, or in excess of that required, under Section 10 of the Lease, and the right to make all waivers and agreements, to give and receive copies of all notices and other instruments or communications, to accept surrender or redelivery of the Aircraft or any part thereof, as well as all the rights, powers and remedies on the part of the Owner, as lessor, under the Lease, to take such action upon the occurrence of a Lease Event of Default thereunder, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted by the Lease or by applicable law, and to do any and all other things whatsoever which the Owner or any lessor is or may be entitled to do under or in respect of the Lease and any right to restitution from LATAM, as lessee, or any other Person in respect of any determination of invalidity of the Lease;

(3)         subject to the Warranty Assignments, the Warranty Rights, together with all rights, powers, privileges, options and other benefits of the Owner in respect of such Warranty Rights;

(4)         all requisition proceeds with respect to the Aircraft, the Airframe, any Engine or any Part thereof, and all insurance proceeds with respect to the Aircraft, the Airframe, any Engine or any Part thereof;

(5)         all moneys and securities held by the Loan Trustee pursuant to subclause (ix) of clause “third” of Section 3.03, all rents, revenues and other proceeds collected by the Loan Trustee pursuant to Section 4.02(a), all moneys and securities from time to time paid or deposited or required to be paid or deposited to or with the Loan Trustee by or for the account of the Owner pursuant to any term of any Financing Agreement and held or required to be held by the Loan Trustee hereunder or thereunder, including the Securities Account and all monies and securities deposited into the Securities Account; and

(6)         all proceeds of the foregoing;

PROVIDED, HOWEVER, that notwithstanding any of the foregoing provisions, so long as no Indenture Event of Default shall have occurred and be continuing, Loan Trustee shall not take or cause to be taken any action contrary to Lessee’s right under the Lease to quiet enjoyment of the Airframe and Engines, and to possess, use, retain and control the Airframe and Engines and all revenues, income and profits derived therefrom;

TO HAVE AND TO HOLD all and singular the aforesaid property unto the Loan Trustee, and its successors and permitted assigns, in trust for the equal and proportionate benefit and security of the Noteholders, the Indenture Indemnitees and the Related Indenture Indemnitees, except as otherwise provided in this Indenture, including Section 2.13 and Article III, without any priority of any one Equipment Note over any other, or any Related Equipment Note over any other, by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and in all cases and as to all property specified in paragraphs (1) through (6) inclusive above, subject to the terms and provisions set forth in this Indenture.

It is expressly agreed that notwithstanding anything herein to the contrary, the Owner shall remain liable under the Purchase Agreement and the Lease to perform all of its obligations thereunder, and, except to the extent expressly provided in any Financing Agreement, none of any Noteholder, the Loan Trustee, any other Indenture Indemnitee or any Related Indenture Indemnitee shall be required or obligated in any manner to perform or fulfill any obligations of the Owner under or pursuant to any Financing Agreement, or to have any obligation or liability under the Purchase Agreement by reason of or arising out of the assignment hereunder, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim or take any action to collect or enforce the payment of any amount that may have been assigned to it or to which it may be entitled at any time or times.

The Owner does hereby irrevocably constitute the Loan Trustee the true and lawful attorney of the Owner (which appointment is coupled with an interest) with full power (in the name of the Owner or otherwise) to ask for, require, demand and receive any and all monies and claims for monies (in each case including insurance and requisition proceeds) due and to become due to the Owner under or arising out of the Lease, to enforce directly in the name of the Loan Trustee, any other right of the Owner under the Lease, and all other property which now or hereafter constitutes part of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings which the Loan Trustee may deem to be necessary or advisable in the premises. The Owner agrees that, promptly upon receipt thereof, to the extent required by the Financing Agreements, it will transfer to the Loan Trustee any and all monies from time to time received by the Owner constituting part of the Collateral, for distribution by the Loan Trustee pursuant to this Indenture.

The Owner does hereby warrant and represent that it has not sold, assigned or pledged, and hereby covenants and agrees that it will not sell, assign or pledge, so long as this Indenture shall remain in effect and the Lien hereof shall not have been released pursuant to the provisions hereof, any of its estate, right, title or interest hereby assigned, to any Person other than the Loan Trustee, except as otherwise provided in or permitted by any Financing Agreement.

The Owner agrees that at any time and from time to time, upon the written request of the Loan Trustee, the Owner shall promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as the Loan Trustee may reasonably deem necessary to perfect, preserve or protect the mortgage, security interests and assignments created or intended to be created hereby or to obtain for the Loan Trustee the full benefit of the assignment hereunder and of the rights and powers herein granted; provided that any instrument or other document so executed by the Owner will not expand any obligations or limit any rights of the Owner in respect of the transactions contemplated by the Financing Agreements.

Owner hereby represents and warrants that it has not assigned or pledged, and hereby covenants and agrees that it shall not assign or pledge, so long as the assignment hereunder shall remain in effect, and the Lien hereof shall not have been released pursuant to Section 10.01 hereof, any of its right, title or interest hereby assigned, to anyone other than Security Trustee, and that it shall not, except as otherwise permitted by the Financing Agreements (i) accept any payment forming part of the Collateral from Lessee or any Permitted Sublessee under any Financing Agreement, (ii) enter into any agreement amending or supplementing any Financing Agreement, (iii) settle or compromise any claim arising under any Indenture Agreement or (iv) submit or consent to the submission of any dispute, difference or other matter arising under or in respect of any Financing Agreement to arbitration thereunder.

Owner hereby agrees that it shall not without the written consent of Loan Trustee receive or collect or agree to the receipt or collection of Rent, or any other payment to be made pursuant to the Lease and which forms part of the Collateral prior to the Business Day before the date for payment thereof provided for by the Lease or assign or transfer (other than to Loan Trustee) any Rent, or any other payment to be made pursuant to Section 3 or 10 of the Lease (then due or to accrue in the future under the Lease) in each case in respect of the Airframe and Engines.

It is hereby further agreed that any and all Collateral described or referred to in the granting clauses hereof which is hereafter acquired by Owner shall automatically, and without any other conveyance, assignment or act on the part of Owner or Loan Trustee, become and be subject to the Lien herein granted as fully and completely as though specifically described herein, but nothing contained in this paragraph shall be deemed to modify or change the obligations of Owner contained in the foregoing paragraphs.

Owner hereby ratifies and confirms the Lease and hereby agrees that it shall not violate any covenant or agreement made by it therein, herein or in any other Financing Agreement.

IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:

ARTICLE I

DEFINITIONS

For all purposes of this Indenture, unless the context otherwise requires, capitalized terms used but not defined herein have the respective meanings set forth or incorporated by reference in Annex A.

ARTICLE II

THE EQUIPMENT NOTES

Section 2.01. Form of Equipment Notes. The Equipment Notes shall be substantially in the form set forth below:

THIS EQUIPMENT NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. ACCORDINGLY, THIS EQUIPMENT NOTE MAY NOT BE OFFERED FOR SALE OR SOLD UNLESS EITHER REGISTERED UNDER THE ACT AND SUCH APPLICABLE STATE OR OTHER LAWS OR EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE. IN ADDITION, THIS EQUIPMENT NOTE IS SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO THE PARTICIPATION AGREEMENT REFERRED TO HEREIN.

PARINA LEASING LIMITED

SERIES 2015-1[____][6698] EQUIPMENT NOTE DUE_______, 20____ ISSUED IN CONNECTION WITH THE AIRBUS MODEL A321-200 AIRCRAFT BEARING CHILEAN REGISTRATION NUMBER CC-BEE BEING LEASED TO LATAM AIRLINES GROUP S.A.

No.____	Date: [_______, ]	$_______________
DEBT RATE		MATURITY DATE
[____]%		_____________, 20 ____

PARINA LEASING LIMITED (together with its successors and permitted assigns, the “Owner”) hereby promises to pay to_____________, or the registered assignee thereof, the principal amount of _____________________ Dollars ($___________) [on __________]1 [in installments on the Payment Dates set forth in Schedule I hereto, each such installment to be in an amount set forth in Schedule I hereto opposite the Payment Date on which such installment is due,]2 and to pay, on each Payment Date, interest in arrears on the principal amount remaining unpaid from time to time from the date hereof, or from the most recent date to which interest hereon has been paid or duly provided for, until paid in full at a rate per annum (calculated on the basis of a year of 360 days comprised of twelve 30-day months) equal to the Debt Rate shown above as such Debt Rate may be changed from time to time for such period(s), and in such amount(s) and circumstances, as provided in Section 2(d) of the relevant Registration Rights Agreement. [Notwithstanding the foregoing, the final payment made on this Equipment Note shall be in an amount sufficient to discharge in full the unpaid principal amount and all accrued and unpaid interest on, and any other amounts due under, this Equipment Note.]3 Notwithstanding anything to the contrary contained herein, if any date on which a payment under this Equipment Note becomes due and payable is not a Business Day, then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date, and if payment is made on such next succeeding Business Day, no interest shall accrue on the amount of such payment from and after such scheduled date.

[1]	To be inserted in non-installment Equipment Notes.

[2]	To be inserted in installment Equipment Notes.

[3]	To be inserted in installment Equipment Notes.

For purposes hereof, the term “Indenture” means the Indenture and Security Agreement ([MSN]), dated as of ___________ ____, 20__, between the Owner and Wilmington Trust Company, as Loan Trustee (the “Loan Trustee”), as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms. All capitalized terms used in this Equipment Note and not defined herein, unless the context otherwise requires, shall have the respective meanings set forth or incorporated by reference, and shall be construed and interpreted in the manner described, in the Indenture.

This Equipment Note shall bear interest, payable on demand, at the Past Due Rate (and not the Debt Rate) (calculated on the basis of a year of 360 days comprised of twelve 30-day months) on any principal amount and (to the extent permitted by applicable law) Make-Whole Amount, if any, interest and any other amounts payable hereunder not paid when due for any period during which the same shall be overdue, in each case for the period the same is overdue. Amounts shall be overdue if not paid in the manner provided herein or in the Indenture when due (whether at stated maturity, by acceleration or otherwise).

There shall be maintained an Equipment Note Register for the purpose of registering transfers and exchanges of Equipment Notes at the Corporate Trust Office of the Loan Trustee, or at the office of any successor trustee, in the manner provided in Section 2.07 of the Indenture.

The principal amount and interest and other amounts due hereunder shall be payable in Dollars in immediately available funds at the Corporate Trust Office of the Loan Trustee, or as otherwise provided in the Indenture. The Owner shall not have any responsibility for the distribution of any such payment to the Noteholder of this Equipment Note. Each such payment shall be made on the date such payment is due and without any presentment or surrender of this Equipment Note, except that in the case of any final payment with respect to this Equipment Note, this Equipment Note shall be surrendered to the Loan Trustee for cancellation.

The holder hereof, by its acceptance of this Equipment Note, agrees that, except as provided in the Indenture, including the subordination provisions referred to below, each payment of an installment of principal amount, interest and Make-Whole Amount, if any, received by it hereunder shall be applied: first, to the payment of accrued interest on this Equipment Note (as well as any interest on (i) any overdue principal amount, and (ii) to the extent permitted by law, any overdue Make-Whole Amount, if any, any overdue interest and any other overdue amounts hereunder) to the date of such payment; second, to the payment of Make-Whole Amount, if any, with respect to this Equipment Note; third, to the payment of the principal amount of this Equipment Note (or portion thereof) then due hereunder, if any; and fourth, the balance, if any, remaining thereafter to the payment of installments of the principal amount of this Equipment Note (or portion thereof) remaining unpaid in the inverse order of their maturity.

This Equipment Note is one of the Equipment Notes referred to in the Indenture which have been or are to be issued by the Owner pursuant to the terms of the Indenture. The Collateral is held by the Loan Trustee as security, in part, for the Equipment Notes. The provisions of this Equipment Note are subject to the Indenture, the Related Indentures, the Participation Agreement, the other Financing Agreements and the Pass Through Documents. Reference is hereby made to the Indenture, the Related Indentures, the Participation Agreement, the other Financing Agreements and the Pass Through Documents for a complete statement of the rights and obligations of the holder of, and the nature and extent of the security for, this Equipment Note (including as a “Related Equipment Note” under each Related Indenture) and the rights and obligations of the holders of, and the nature and extent of the security for, any other Equipment Notes executed and delivered under the Indenture, to all of which terms and conditions in the Indenture, the Related Indentures, the Participation Agreement, the other Financing Agreements and the Pass Through Documents each holder hereof agrees by its acceptance of this Equipment Note.

As provided in the Indenture and subject to certain limitations therein set forth, this Equipment Note is exchangeable for an equal aggregate principal amount of Equipment Notes of the same Series of different authorized denominations, as requested by the holder surrendering the same. Prior to the due presentment for registration of transfer of this Equipment Note, the Owner and the Loan Trustee shall deem and treat the Person in whose name this Equipment Note is registered on the Equipment Note Register as the absolute owner and holder hereof for the purpose of receiving all amounts payable with respect to this Equipment Note and for all purposes, and neither the Owner nor the Loan Trustee shall be affected by notice to the contrary.

This Equipment Note is subject to redemption as provided in Section 2.10, Section 2.11 and Section 2.12 of the Indenture but not otherwise. In addition, this Equipment Note may be accelerated as provided in Section 4.02 of the Indenture.

This Equipment Note is subject to certain restrictions set forth in Section 4.01(a)(ii) and Section 4.01(a)(iii) of the Intercreditor Agreement, as further specified in Section 2.07 of the Indenture, to all of which terms and conditions in the Intercreditor Agreement each holder hereof agrees by its acceptance of this Equipment Note.

The holder hereof, by its acceptance of this Equipment Note, agrees that no payment or distribution shall be made on or in respect of the Secured Obligations (as defined in the Indenture) or the Secured Obligations (as defined in any Related Indenture) owed to such holder, including, without limitation, any payment or distribution of cash, property or securities after the occurrence of any of the events referred to in Section 4.01(f) of the Indenture or after the commencement of any proceedings of the type referred to in Section 4.01(g), Section 4.01(h) or Section 4.01(i) of the Indenture, except, in each case, as expressly provided in Article III of the Indenture or Article III of the applicable Related Indenture, as appropriate.

The holder hereof, by its acceptance of this Equipment Note, agrees to treat this Equipment Note as indebtedness for all U.S. federal, state and local income tax purposes.

The indebtedness evidenced by this Equipment Note is[,]4 [(i) to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of the Secured Obligations in respect of [Series A Equipment Notes]5 [Series A Equipment Notes and Series B Equipment Notes]6, and certain other Secured Obligations, and (ii)]7 to the extent and in the manner provided in each Related Indenture, subordinate and subject in right of payment to the prior payment in full under such Related Indenture of the “Secured Obligations” in respect of the “Equipment Notes” issued under such Related Indenture, and this Equipment Note is issued subject to such provisions. The Noteholder of this Equipment Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Loan Trustee or the Related Loan Trustee under the applicable Related Indenture, as appropriate, on such Noteholder’s behalf to take any action necessary or appropriate to effectuate the subordination as provided in this Indenture or the applicable Related Indenture and (c) appoints the Loan Trustee or the Related Loan Trustee under the applicable Related Indenture, as appropriate, as such Noteholder’s attorney-in-fact for such purpose.

[4]	To be inserted in the case of a Series A Equipment Note.

[5]	To be inserted in the case of a Series B Equipment Note.

[6]	To be inserted in the case of an Additional Series Equipment Note

[7]	To be inserted in the case of a Series B Equipment Note, or an Additional Series Equipment Note.

Without limiting the foregoing, the Noteholder of this Equipment Note, by accepting the same, agrees that if such Noteholder, in its capacity as a Noteholder, shall receive any payment or distribution on any Secured Obligation in respect of this Equipment Note that it is not entitled to receive under Section 2.13 or Article III of the Indenture, it shall hold any amount so received in trust for the Loan Trustee and forthwith turn over such amount to the Loan Trustee in the form received to be applied as provided in Article III of the Indenture.

Unless the certificate of authentication hereon has been executed by or on behalf of the Loan Trustee by manual signature, this Equipment Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

THIS EQUIPMENT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

IN WITNESS WHEREOF, the Owner has caused this Equipment Note to be executed in its corporate name by its officer thereunto duly authorized on the date hereof.

PARINA LEASING LIMITED

By:
Name:
Title:

LOAN TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Equipment Notes referred to in the within-mentioned Indenture.

WILMINGTON TRUST COMPANY,

not in its individual capacity but solely as Loan Trustee

By:
Name:
Title:

SCHEDULE I8

EQUIPMENT NOTE AMORTIZATION

Payment Date	Percentage of Original Principal Amount to be Paid

8 To be inserted in installment Equipment Notes.

[SEE “EQUIPMENT NOTES AMORTIZATION” ON SCHEDULE I TO

THIS INDENTURE]

ARTICLE III

*  *  *

Section 3.01. Issuance and Terms of Equipment Notes. The Equipment Notes (other than Additional Series Equipment Notes) shall be dated the date of issuance thereof, shall be issued in (a) separate Series consisting of Series A Equipment Notes, Series B Equipment Notes, and Additional Series Equipment Notes (if issued) (if more than one series Additional Series Equipment Notes are so issued whether at the same or different times, each such series shall have a different designation such as, for example, “Series C” and “Series D”) and (b) the maturities and original principal amounts and shall bear interest at the applicable Debt Rates specified in Schedule I hereto (as, in the case of any Additional Series Equipment Notes issued after the Closing Date, such Schedule I may be amended in connection with such issuance). On the date of original issuance thereof, each Series A Equipment Note, Series B Equipment Note and Additional Series Equipment Note (if issued) shall be issued to the Subordination Agent on behalf of each of the Pass Through Trustees for the applicable Pass Through Trust created under the Pass Through Trust Agreements referred to in Schedule II. Subject to compliance with the conditions set forth in Section 4(b)(iv) of the Note Purchase Agreement, Section 2.02 of the Participation Agreement and Section 8.01(d) of the Intercreditor Agreement, the Owner shall have the option to issue Additional Series Equipment Notes at any time and from time to time (including any Additional Series Equipment notes of the same series designation as previously issued Additional Series Equipment Notes that have been paid in full). In addition, if all of the Series B Equipment Notes (whether issued on or after the Closing Date) shall have been redeemed pursuant to Section 2.11(b), the Owner shall, subject to compliance with the conditions set forth in Section 4(b)(iv) of the Note Purchase Agreement, Section 2.02 of the Participation Agreement and Section 8.01(c) of the Intercreditor Agreement, have the option to issue new Series B Equipment Notes with the same Series B designation as, but with terms that may be the same as or different from those of, the redeemed Series B Equipment Notes. Any Series B Equipment Notes issued after the Closing Date pursuant to the immediately preceding sentence shall have such maturities, original principal amounts and interest rate as specified in Schedule I hereto in respect of Series B Equipment Notes, as such Schedule I may be amended in connection with any such issuance. One or more separate series of Additional Series Equipment Notes may be issued at any time and such series of Additional Series Equipment Notes shall be dated the date of original issuance thereof and shall have such maturities, principal amounts and interest rates as specified in an amendment to this Indenture. Without limitation of the foregoing, new Series B Equipment Notes, and, if any Additional Series Equipment Notes shall have been issued hereunder, new Additional Series Equipment Notes may be issued pursuant to the provisions of Section 2.11(b). The Equipment Notes shall be issued in registered form only. The Equipment Notes shall be issued in denominations of $1,000 and integral multiples thereof, except that one Equipment Note of each Series may be in an amount that is not an integral multiple of $1,000.

Each Equipment Note shall bear interest at the Debt Rate specified for such Series calculated on the basis of a year of 360 days comprised of twelve 30-day months, payable in arrears on each Payment Date on the unpaid principal amount thereof from time to time outstanding from the most recent Payment Date to which interest has been paid or duly provided for (or, if no interest has been so paid or provided for, from the date of issuance of such Equipment Note) until such principal amount is paid in full, as further provided in the form of Equipment Note set forth in Section 2.01. The principal amount of each Series A Equipment Note, each Series B Equipment Note, and each Additional Series Equipment Note (if issued) shall be payable in installments or in a single payment on the Payment Dates set forth in Schedule I to such Equipment Note, each such installment, if any, to be in an amount computed by multiplying the original principal amount of such Equipment Note by the corresponding percentage set forth in Schedule I hereto (as, in the case of any Additional Series Equipment Notes issued after the Closing Date, such Schedule I may be amended in connection with such issuance) applicable to such Series, the applicable portion of which shall be attached as Schedule I to such Equipment Note, opposite the Payment Date on which such installment is due. Each Additional Series Equipment Note, if issued, shall be payable in installments or in a single payment as set forth in an amendment to this Indenture, and if payable in installments, such installments shall be calculated as set forth in the preceding sentence. Notwithstanding the foregoing, the final payment made under each Equipment Note shall be in an amount sufficient to discharge in full the unpaid principal amount and all accrued and unpaid interest on, and any other amounts due under, such Equipment Note. Each Equipment Note shall bear interest, payable on demand, at the Past Due Rate (and not at the Debt Rate) (calculated on the basis of a year of 360 days comprised of twelve 30-day months) on any principal amount and (to the extent permitted by applicable law) Make-Whole Amount, if any, interest and any other amounts payable thereunder not paid when due for any period during which the same shall be overdue, in each case for the period the same is overdue. Amounts shall be overdue under an Equipment Note if not paid in the manner provided therein or in this Indenture when due (whether at stated maturity, by acceleration or otherwise). Notwithstanding anything to the contrary contained herein, if any date on which a payment hereunder or under any Equipment Note becomes due and payable is not a Business Day, then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date, and if such payment is made on such next succeeding Business Day, no interest shall accrue on the amount of such payment from and after such scheduled date.

The Equipment Notes shall be executed on behalf of the Owner by the manual or facsimile signature of one of its authorized officers. Equipment Notes bearing the signatures of individuals who were at the time of execution the proper officers of the Owner shall bind the Owner, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Equipment Notes or did not hold such offices at the respective dates of such Equipment Notes. No Equipment Note shall be secured by or entitled to any benefit under this Indenture or be valid or obligatory for any purposes unless there appears on such Equipment Note a certificate of authentication in the form provided herein executed by the Loan Trustee by the manual signature of one of its authorized officers, and such certificate upon any Equipment Notes shall be conclusive evidence, and the only evidence, that such Equipment Note has been duly authenticated and delivered hereunder.

Section 3.02. Method of Payment. The principal amount of, interest on, Make- Whole Amount, if any, and, except to the extent expressly provided herein, all other amounts due under each Equipment Note or otherwise payable hereunder shall be payable by the Owner in Dollars by wire transfer of immediately available funds not later than 10:00 a.m. (New York City time) on the due date of payment to the Loan Trustee at the Corporate Trust Office for distribution among the Noteholders in the manner provided herein, and payment of such amount by or on behalf of the Owner to the Loan Trustee shall be deemed to satisfy the Owner’s obligation to make such payment. The Owner shall not have any responsibility for the distribution of such payment to any Noteholder. Notwithstanding the foregoing or any provision in any Equipment Note to the contrary, the Loan Trustee will use reasonable efforts to pay or cause to be paid, if so directed in writing by any Noteholder (with a copy to the Owner), all amounts paid by the Owner hereunder and under such Noteholder’s Equipment Note or Equipment Notes to such Noteholder or a nominee therefor (including all amounts distributed pursuant to Article III) by transferring, or causing to be transferred, by wire transfer of immediately available funds in Dollars, prior to 12:00 noon (New York City time) on the due date of payment, to an account maintained by such Noteholder with a bank located in the continental United States the amount to be distributed to such Noteholder, for credit to the account of such Noteholder maintained at such bank; provided that, in the event the Equipment Notes are not held by the Subordination Agent on behalf of the Pass Through Trustees, the Loan Trustee shall, unless instructed by the Owner to use another method, pay such amounts by check mailed to the Noteholder’s address as it appears on the Equipment Note Register. If, after its receipt of funds at the place and prior to the time specified above in the immediately preceding sentence, the Loan Trustee shall fail (other than as a result of a failure of the Noteholder to provide it with wire transfer instructions) to make any such payment required to be paid by wire transfer as provided in the immediately preceding sentence on the Business Day it receives such funds, the Loan Trustee, in its individual capacity and not as trustee, agrees to compensate such Noteholders for loss of use of funds at the Federal Funds Rate until such payment is made and the Loan Trustee shall be entitled to any interest earned on such funds until such payment is made. Any payment made hereunder shall be made without any presentment or surrender of any Equipment Note, except that, in the case of the final payment in respect of any Equipment Note, such Equipment Note shall be surrendered to the Loan Trustee for cancellation. Notwithstanding any other provision of this Indenture to the contrary, the Loan Trustee shall not be required to make, or cause to be made, wire transfers as aforesaid prior to the first Business Day on which it is practicable for the Loan Trustee to do so in view of the time of day when the funds to be so transferred were received by it if such funds were received after 1:00 p.m. (New York City time) at the place of payment, in which case the Loan Trustee shall make such required payment on the next succeeding Business Day. So long as any signatory to the Participation Agreement or nominee thereof shall be a registered Noteholder, all payments to it shall be made to the account of such Noteholder specified in Schedule I to the Participation Agreement, or otherwise in the manner provided in or pursuant to the Participation Agreement, unless it shall have specified some other account or manner of payment by notice to the Loan Trustee consistent with this Section 2.03.

Section 3.03. Withholding Taxes. The Loan Trustee shall exclude and withhold at the appropriate rate from each payment of principal amount of, interest on, Make-Whole Amount, if any, and other amounts due hereunder or under each Equipment Note (which exclusion and withholding shall constitute payment of such amounts payable hereunder or in respect of such Equipment Notes, as applicable) any and all withholding taxes applicable thereto as required by law. The Loan Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required by law to be withheld with respect to any amounts payable hereunder or in respect of the Equipment Notes, to withhold such amounts (which withholding shall constitute payment of such amounts payable hereunder or in respect of such Equipment Notes, as applicable) and timely pay the same to the appropriate authority in the name of and on behalf of the Noteholders, that it will file any necessary withholding tax returns or statements when due, and that as promptly as possible after the payment thereof it will deliver to each Noteholder (with a copy to the Owner) appropriate documentation showing the payment thereof, together with such additional documentary evidence as any such Noteholder may reasonably request from time to time. The Loan Trustee agrees to file any other information reports as it may be required to file under law.

Section 3.04. Application of Payments. Subject always to Section 2.13 and except as otherwise provided in Article III, in the case of each Equipment Note, each payment of an installment of principal amount, Make-Whole Amount, if any, and interest paid thereon shall be applied:

first, to the payment of accrued interest on such Equipment Note (as well as any interest on (i) any overdue principal amount, and (ii) to the extent permitted by applicable law, any overdue Make-Whole Amount, if any, any overdue interest and any other overdue amounts thereunder) to the date of such payment;

second, to the payment of Make-Whole Amount, if any, with respect to such Equipment Note;

third, to the payment of the principal amount of such Equipment Note (or portion thereof) then due thereunder, if any; and

fourth, the balance, if any, remaining thereafter to the payment of installments of the principal amount of such Equipment Note (or portion thereof) remaining unpaid in the inverse order of their maturity.

Section 3.05. Termination of Interest in Collateral. No Noteholder or Indenture Indemnitee shall, as such, have any further interest in, or other right with respect to, the Collateral when and if the principal amount of, Make-Whole Amount, if any, and interest (including, to the extent permitted by applicable law, post-petition interest and interest on any overdue amounts) due on and all other amounts due under all Equipment Notes held by such Noteholder and all other sums then due and payable to such Noteholder or Indenture Indemnitee, as the case may be, hereunder and under the other Financing Agreements (including, without limitation, under Section 2.14 and under Sections 4.03 and 4.04 of the Participation Agreement) by the Owner, or Lessee, as the case may be, (the “Secured Obligations”) have been paid in full.

Subject to Section 10.01 hereof, no Related Indenture Indemnitee shall, as such, have any further interest in, or other right with respect to, the Collateral when and if all Related Secured Obligations have been paid in full.

Section 3.06. Registration, Transfer and Exchange of Equipment Notes. The Loan Trustee shall keep a register or registers (the “Equipment Note Register”) in which the Loan Trustee shall provide for the registration of Equipment Notes and the registration of transfers of Equipment Notes. No such transfer shall be given effect unless and until registration hereunder shall have occurred. The Equipment Note Register shall be kept at the Corporate Trust Office of the Loan Trustee. The Loan Trustee is hereby appointed “Equipment Note Registrar” for the purpose of registering Equipment Notes and transfers of Equipment Notes as herein provided. A holder of any Equipment Note intending to exchange or transfer such Equipment Note shall surrender such Equipment Note to the Loan Trustee at the Corporate Trust Office, together with a written request from the registered holder thereof for the issuance of a new Equipment Note of the same Series, specifying, in the case of a surrender for transfer, the name and address of the new holder or holders. Upon surrender for registration of transfer of any Equipment Note and subject to satisfaction of Section 2.09, the Owner shall execute, and the Loan Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Equipment Notes of an equal aggregate principal amount and of the same Series. At the option of the Noteholder, Equipment Notes may be exchanged for other Equipment Notes of the same Series of any authorized denominations of an equal aggregate principal amount, upon surrender of the Equipment Notes to be exchanged to the Loan Trustee at the Corporate Trust Office. Whenever any Equipment Notes are so surrendered for exchange, the Owner shall execute, and the Loan Trustee shall authenticate and deliver, the Equipment Notes which the Noteholder making the exchange is entitled to receive. All Equipment Notes issued upon any registration of transfer or exchange of Equipment Notes (whether under this Section 2.07 or under Section 2.08 or otherwise under this Indenture) shall be the valid obligations of the Owner evidencing the same respective obligations, and entitled to the same security and benefits under this Indenture, as the Equipment Notes surrendered upon such registration of transfer or exchange. Every Equipment Note presented or surrendered for registration of transfer shall (if so required by the Owner or the Loan Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Loan Trustee, duly executed by the Noteholder or such Noteholder’s attorney duly authorized in writing, and the Owner and the Loan Trustee shall require evidence satisfactory to it as to the compliance of any such transfer with the Securities Act and the securities laws of any applicable state or jurisdiction. The Loan Trustee shall make a notation on each new Equipment Note of the amount of all payments of principal amount previously made on the old Equipment Note or Equipment Notes with respect to which such new Equipment Note is issued and the date to which interest on such old Equipment Note or Equipment Notes has been paid. Principal, interest and all other amounts shall be deemed to have been paid on such new Equipment Note to the date on which such amounts shall have been paid on such old Equipment Note. The Owner shall not be required to exchange any surrendered Equipment Notes as provided above (a) during the ten-day period preceding the due date of any payment on such Equipment Note or (b) that has been called for redemption. The Owner and the Loan Trustee shall in all cases deem and treat the Person in whose name any Equipment Note shall have been issued and registered on the Equipment Note Register as the absolute owner and the Noteholder of such Equipment Note for the purpose of receiving payment of all amounts payable with respect to such Equipment Note and for all other purposes, and neither the Owner nor the Loan Trustee shall be affected by any notice to the contrary. The Loan Trustee will promptly notify the Owner of each registration of a transfer of an Equipment Note. Any such transferee of an Equipment Note, by its acceptance of an Equipment Note, agrees to the provisions of the Indenture, the Related Indentures, the Participation Agreement, the other Financing Agreements and the Pass Through Documents applicable to the Noteholders or, in the case of each Related Indenture, Related Noteholders, and, without limiting the generality of the foregoing, any such transferee of an Equipment Note, by its acceptance of an Equipment Note: (i) agrees to the applicable provisions of Section 6.01, Section 7.10 and Section 7.11 of the Participation Agreement, and shall be deemed to have represented, warranted and covenanted to the parties to the Participation Agreement as to the matters represented, warranted and covenanted by the Noteholders, including the Pass Through Trustees, in the Participation Agreement and (ii) agrees to the restrictions set forth in Section 4.01(a)(ii) and Section 4.01(a)(iii) of the Intercreditor Agreement, and shall be deemed to have covenanted to the parties to the Intercreditor Agreement not to give any direction to, or otherwise authorize, the Loan Trustee to take any action that would violate Section 4.01(a)(ii) or Section 4.01(a)(iii) of the Intercreditor Agreement. Subject to compliance by the Noteholder and its transferee (if any) of the requirements set forth in this Section 2.07 and in Section 2.09, the Loan Trustee and the Owner shall use all reasonable efforts to issue new Equipment Notes upon transfer or exchange within ten Business Days of the date an Equipment Note is surrendered for transfer or exchange.

Section 3.07. Mutilated, Destroyed, Lost or Stolen Equipment Notes. If any Equipment Note becomes mutilated, destroyed, lost or stolen, the Owner shall, upon the written request of the holder of such Equipment Note and subject to satisfaction of this Section 2.08 and of Section 2.09, execute and the Loan Trustee shall authenticate and deliver in replacement thereof a new Equipment Note of the same Series, payable in the same principal amount, dated the same date and captioned as issued in connection with the Aircraft. If the Equipment Note being replaced has become mutilated, such Equipment Note shall be surrendered to the Loan Trustee, and a photocopy thereof shall be furnished to the Owner. If the Equipment Note being replaced has been destroyed, lost or stolen, the holder of such Equipment Note shall furnish to the Owner and the Loan Trustee such security or indemnity as may be required by them to save the Owner and the Loan Trustee harmless and evidence satisfactory to the Owner and the Loan Trustee of the destruction, loss or theft of such Equipment Note and of the ownership thereof.

Section 3.08. Payment of Expenses on Transfer; Cancellation. (a) No service charge shall be made to a Noteholder for any registration of transfer or exchange of Equipment Notes, but the Loan Trustee, as Equipment Note Registrar, may require payment of a sum sufficient to cover any Tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Equipment Notes.

(b) The Loan Trustee shall cancel all Equipment Notes surrendered for replacement, redemption, transfer, exchange, payment or cancellation, shall keep a copy of such cancelled Equipment Notes, and shall send the original canceled Equipment Notes marked “cancelled” to the Owner.

Section 3.09. Mandatory Redemption of Equipment Notes. (a) On the date on which the Lessee (i) is required pursuant to Section 9(a) of the Lease to make payment for an Event of Loss with respect to the Airframe or (ii) pursuant to Section 3(e)(i) of the Lease elects to make payment due to illegality, all of the Equipment Notes shall be redeemed in whole at a redemption price equal to 100% of the unpaid principal amount thereof, together with all accrued interest thereon to the date of redemption and all other Secured Obligations (plus Related Secured Obligations in respect of an Affected Related Aircraft in the case of a prepayment pursuant to clause (ii) above) owed or then due and payable to the Noteholders but without Make-Whole Amount.

(b) If the Loan Trustee receives notice from the Owner or the Lessee that the Lease or any Related Lease has been or will be terminated with respect to the Aircraft (whether by purchase of the Aircraft by Lessee or otherwise) other than pursuant to Section 9(a) or Section 3(e)(i) of the Lease or such Related Lease on a specified date, the Loan Trustee shall give the Noteholders revocable prior written notice that all of the Equipment Notes will be redeemed by the Owner on such specified date, and on such specified date all the Equipment Notes shall be redeemed in whole at a redemption price equal to 100% of the unpaid principal amount thereof, together with accrued interest thereon to the date of redemption and all other Secured Obligations owed or then due and payable to the Noteholders, plus Make-Whole Amount, if any.

Section 3.10. Voluntary Redemption of Equipment Notes. (a) Except as provided in Section 2.11(b), all, but not less than all, of the Equipment Notes may be redeemed by the Owner at any time upon at least 15 days’ revocable prior written notice to the Loan Trustee and the Noteholders, and such Equipment Notes shall be redeemed in whole at a redemption price equal to 100% of the unpaid principal amount thereof, together with accrued and unpaid interest thereon to (but excluding) the date of redemption and all other Secured Obligations owed or then due and payable to the Noteholders, plus Make-Whole Amount, if any; provided that no redemption shall be permitted under this Section 2.11(a) unless, simultaneously with such redemption, the Related Equipment Notes shall also be redeemed.

(b)          All of the Series B Equipment Notes, or all of any series of Additional Series Equipment Notes (or any combination of the foregoing) may be redeemed by the Owner upon at least 15 days’ revocable prior written notice to the Loan Trustee and the Noteholders of each Series to be redeemed, and such Series of Equipment Notes being redeemed pursuant to this Section 2.11(b) shall be redeemed in whole at a redemption price equal to 100% of the unpaid principal amount thereof, together with accrued and unpaid interest thereon to (but excluding) the date of redemption and all other Secured Obligations owed or then due and payable to the Noteholders of such Series, plus Make- Whole Amount, if any; provided that:

(i)          no redemption shall be permitted under this Section 2.11(b) unless, simultaneously with such redemption, the Related Series B Equipment Notes (in the case of redemption hereunder of Series B Equipment Notes), or the Related Additional Series Equipment Notes in respect of the Additional Series Equipment Notes being redeemed (in the case of redemption hereunder of any series of Additional Series Equipment Notes), as the case may be, shall also be redeemed; and

(ii)         if, simultaneously with such redemption, new Series B Equipment Notes (in the case of redemption hereunder of Series B Equipment Notes), or a new series of Additional Series Equipment Notes of the same series designation as the Addition Series Equipment Notes being redeemed (in the case of redemption hereunder of a series of Additional Series Equipment Notes), which, in any such case, may have terms that may be the same as or different from those of the redeemed Equipment Notes, are being issued, such new Equipment Notes shall be issued in accordance with Section 2.02 of the Participation Agreement, Section 4(b)(iv) of the Note Purchase Agreement and Section 8.01(c) of the Intercreditor Agreement.

(c)          Notwithstanding anything to the contrary in Section 2.11(a) or (b), so long as LATAM, the Owner or any of their respective Affiliates (or any combination thereof) beneficially owns 100% of the Pass Through Certificates issued by any Pass Through Trustee, the redemption price shall not include, and no Noteholder shall have any right to otherwise claim, any Make-Whole Amount with respect to the Series of Equipment Notes issued to the Subordination Agent for the benefit of such Pass Through Trustee.

Section 3.11. Redemptions; Notice of Redemptions; Repurchases. (a) No redemption of any Equipment Note may be made except to the extent and in the manner expressly permitted by this Indenture. The Owner may at any time repurchase any of the Equipment Notes not held by the Subordination Agent at any price and may hold or resell such Equipment Notes or surrender such Equipment Notes to the Loan Trustee for cancellation.

(b)          Notice of redemption with respect to the Equipment Notes shall be given by the Loan Trustee by first-class mail, postage prepaid, mailed not less than 15 nor more than 60 days prior to the applicable redemption date, to each Noteholder of such Equipment Notes to be redeemed, at such Noteholder’s address appearing in the Equipment Note Register; provided that such notice shall be revocable by written notice from the Owner to the Loan Trustee given no later than three days prior to the redemption date. All such notices of redemption shall state: (1) the redemption date, (2) the applicable basis for determining the redemption price, (3) that on the redemption date, the redemption price will become due and payable upon each such Equipment Note, and that, if any such Equipment Notes are then outstanding, interest on such Equipment Notes shall cease to accrue on and after such redemption date and (4) the place or places where such Equipment Notes are to be surrendered for payment of the redemption price.

(c)          On or before the redemption date, the Owner (or any person on behalf of the Owner) shall, to the extent an amount equal to the redemption price for the Equipment Notes to be redeemed on the redemption date shall not then be held in the Collateral, deposit or cause to be deposited with the Loan Trustee by 11:00 a.m. (New York City time) on the redemption date in immediately available funds the redemption price of the Equipment Notes to be redeemed.

(d)          Notice of redemption having been given as aforesaid (and not revoked as permitted by this Section 2.12), the Equipment Notes to be redeemed shall, on the redemption date, become due and payable at the Corporate Trust Office of the Loan Trustee, and from and after such redemption date (unless there shall be a default in the deposit of the redemption price pursuant to Section 2.12(c)) any such Equipment Notes then outstanding shall cease to bear interest. Upon surrender of any such Equipment Note for redemption in accordance with said notice, such Equipment Note shall be redeemed at the redemption price.

Section 3.12. Subordination. (a) The indebtedness evidenced by the Series B Equipment Notes is, to the extent and in the manner provided in this Indenture, subordinate and subject in right of payment to the prior payment in full of the Secured Obligations in respect of the Series A Equipment Notes, and the Series B Equipment Notes are issued subject to such provisions. The indebtedness evidenced by any Additional Series Equipment Notes, if issued, will be, to the extent and in the manner provided in this Indenture (as this Indenture may be amended in connection with any such issuance of Additional Series Equipment Notes), subordinate and subject in right of payment to the prior payment in full of the Secured Obligations in respect of the Series A Equipment Notes, the Series B Equipment Notes and, if applicable, any previously or concurrently issued Additional Series Equipment Notes with a series designation ranking senior to such Additional Series Equipment Notes, and any Additional Series Equipment Notes, if issued, shall be issued subject to such provisions. The indebtedness evidenced by the Series A Equipment Notes and the Series B Equipment Notes is, and the indebtedness evidenced by any Additional Series Equipment Notes, if issued, will be, to the extent and in the manner provided in each Related Indenture, subordinate and subject in right of payment to the prior payment in full under such Related Indenture of the “Secured Obligations” in respect of the “Equipment Notes” issued under such Related Indenture, and the Series A Equipment Notes and the Series B Equipment Notes are, and any Additional Series Equipment Notes shall be, issued subject to such provisions. By acceptance of its Equipment Notes of any Series, each Noteholder of such Series (i) agrees to and shall be bound by such provisions, (ii) authorizes and directs the Loan Trustee or the Related Loan Trustee under the applicable Related Indenture, as applicable, on such Noteholder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Indenture and the applicable Related Indenture, and (iii) appoints the Loan Trustee or the Related Loan Trustee under the applicable Related Indenture, as applicable, as such Noteholder’s attorney-in-fact for such purpose.

(b)          The Owner, the Loan Trustee and, by acceptance of its Equipment Notes of any Series, each Noteholder of such Series, hereby agree that no payment or distribution shall be made on or in respect of the Secured Obligations, or the “Secured Obligations” under any Related Indenture, owed to such Noteholder of such Series, including any payment or distribution of cash, property or securities after the occurrence of any of the events referred to in Section 4.01(f) or after the commencement of any proceedings of the type referred to in Section 4.01(g), Section 4.01(h) or Section 4.01(i), except, in each case, as expressly provided in Article III of this Indenture or Article III of the applicable Related Indenture, as appropriate.

(c)          By the acceptance of its Equipment Notes of any Series, each Noteholder of such Series agrees that (i) if such Noteholder, in its capacity as a Noteholder, shall receive any payment or distribution on any Secured Obligations in respect of such Series that it is not entitled to receive under this Section 2.13 or Article III hereof, it will hold any amount so received in trust for the Loan Trustee and forthwith turn over such amount to the Loan Trustee in the form received to be applied as provided in Article III hereof, and (ii) if such Noteholder, in its capacity as a “Noteholder” under any Related Indenture, receives any payment or distribution on any “Secured Obligations” in respect of “Equipment Notes” of any “Series” issued under such Related Indenture that it is not entitled to receive under Section 2.13 or Article III of such Related Indenture, it will hold any amount so received in trust for the Related Loan Trustee under such Related Indenture and forthwith turn over such amount to such Related Loan Trustee under such Related Indenture in the form received to be applied as provided in Article III of such Related Indenture.

Section 3.13. Certain Payments. The Owner agrees to pay to the Loan Trustee for distribution in accordance with Section 3.04:

(a)          an amount or amounts equal to the fees payable to the Liquidity Providers under Section 2.03 of each Liquidity Facility and the Fee Letter (as defined in the Intercreditor Agreement) related thereto (or similar provisions of any Replacement Liquidity Facility therefor and any related fee letter), multiplied by a fraction, the numerator of which shall be the sum of the then outstanding aggregate principal amount of the Series A Equipment Notes and the Series B Equipment Notes and the denominator of which shall be the sum of the then outstanding aggregate principal amount of all “Series A Equipment Notes” and “Series B Equipment Notes” (each as defined in the Note Purchase Agreement) with respect to all of the “Indentures” (as defined in the Note Purchase Agreement);

(b)          an amount equal to interest on any Special Termination Advance (other than any Applied Special Termination Advance) payable under Section

3.07 of each Liquidity Facility (or similar provisions of any Replacement Liquidity Facility therefor) minus Investment Earnings from such Special Termination Advance, multiplied by the fraction specified in the foregoing clause (a);

(c)          an amount equal to interest on any Downgrade Advance (other than any Applied Downgrade Advance) payable under Section 3.07 of each Liquidity Facility (or similar provisions of any Replacement Liquidity Facility therefor) minus Investment Earnings from such Downgrade Advance, multiplied by the fraction specified in the foregoing clause (a);

(d)          an amount equal to interest on any Non-Extension Advance (other than any Applied Non-Extension Advance) payable under Section 3.07 of each Liquidity Facility (or similar provisions of any Replacement Liquidity Facility therefor) minus Investment Earnings from such Non-Extension Advance, multiplied by the fraction specified in the foregoing clause (a);

(e)          if any payment default shall have occurred and be continuing with respect to interest on any “Series A Equipment Notes” or “Series B Equipment Notes” (each as defined in the Note Purchase Agreement), (x) the excess, if any, of (1) the amount equal to the sum of interest on any Unpaid Advance (other than a Special Termination Advance), Applied Provider Advance or Applied Special Termination Advance payable under Section 3.07 of each Liquidity Facility (or similar provisions of any Replacement Liquidity Facility therefor) plus any other amounts payable in respect of such Unpaid Advance, Applied Provider Advance or Applied Special Termination Advance under Section 3.01, Section 3.03 or Section 3.09 of each Liquidity Facility (or similar provisions of any Replacement Liquidity Facility therefor) under which such Unpaid Advance, Applied Provider Advance or Applied Special Termination Advance was made over (2) the sum of Investment Earnings from any Final Advance plus any amount of interest at the Past Due Rate actually payable (whether or not in fact paid) by the Owner in respect of the overdue scheduled interest on the “Series A Equipment Notes” and “Series B Equipment Notes” (each as defined in the Note Purchase Agreement) in respect of which such Unpaid Advance, Applied Provider Advance or Applied Special Termination Advance was made, multiplied by (y) a fraction, the numerator of which shall be the then aggregate overdue amounts of interest on the Series A Equipment Notes and Series B Equipment Notes (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes) and the denominator of which shall be the then aggregate overdue amounts of interest on all “Series A Equipment Notes” and “Series B Equipment Notes” (each as defined in the Note Purchase Agreement) with respect to all of the “Indentures” (as defined in the Note Purchase Agreement) (other than interest becoming due and payable solely as a result of acceleration of any such “Equipment Notes”);

(f)          any amounts owed to the Liquidity Providers by the Subordination Agent as borrower under Section 3.01 (other than in respect of an Unpaid Advance, Applied Provider Advance or Applied Special Termination Advance), Section 3.03 (other than in respect of an Unpaid Advance, Applied Provider Advance or Applied Special Termination Advance), Section 7.05 and Section 7.07 of each Liquidity Facility (or similar provisions of any Replacement Liquidity Facility therefor) multiplied by the fraction specified in the foregoing clause (a); and

(g)          an amount or amounts equal to the compensation, including reasonable expenses and disbursements actually incurred, payable to the Subordination Agent under Section 6.07 of the Intercreditor Agreement, multiplied by the fraction specified in the foregoing clause (a) (but in any event without duplication of any amount or amounts payable by the Owner in respect of such compensation under any other Financing Agreement or Pass Through Document).

For purposes of this paragraph, the terms “Applied Downgrade Advance”, “Applied Non-Extension Advance”, “Applied Provider Advance”, “Applied Special Termination Advance”, “Downgrade Advance”, “Final Advance”, “Investment Earnings”, “Non-Extension Advance”, “Special Termination Advance” and “Unpaid Advance” shall have the meanings specified in each Liquidity Facility or the Intercreditor Agreement, as applicable.

Section 3.14. Repayment of Monies for Equipment Note Payments Held by the Loan Trustee. Any money held by the Loan Trustee in trust for any payment of the principal of, Make-Whole Amount, if any, or interest or any other amounts due on, any Equipment Note, including, without limitation, any money deposited pursuant to Section 2.12(c) or Section 10.01, and remaining unclaimed for a 730-day period (for purposes of calculating this 730-day period, all days on which the payment of such money shall not have been made because of operation of law shall be excluded) after the due date for such payment (or such lesser time as the Loan Trustee shall be satisfied, after 60 days’ notice from the Owner, is one month prior to the escheat period provided under applicable state law) shall be paid to the Owner. The Noteholders of any outstanding Equipment Notes shall thereafter, as unsecured general creditors, look only to the Owner for payment thereof, and all liability of the Loan Trustee with respect to such trust money shall thereupon cease; provided that the Loan Trustee, before being required to make any such repayment, may at the expense of the Owner cause to be mailed to each such Noteholder notice that such money remains unclaimed and that, after a date specified in such notice which shall not be less than 30 days from the date of mailing, any unclaimed balance of such money then remaining will be repaid to the Owner as provided herein.

Section 3.15. Directions by the Subordination Agent. So long as the Subordination Agent is a Noteholder, notwithstanding anything contained herein or in any other Financing Agreement to the contrary, in exercising its right to vote the Equipment Notes held by it, or in giving or taking any direction, consent, request, demand, instruction, authorization, notice, waiver or other action provided by this Indenture or in respect of the Equipment Notes to be given or taken by a Noteholder (each such vote or other action, a “Direction”) in respect of such Equipment Notes, the Subordination Agent may act in accordance with any votes, directions, consents, requests, demands, instructions, authorizations, notices, waivers or other actions given or taken by any applicable Pass Through Trustee or the Controlling Party pursuant to the Intercreditor Agreement, including without limitation pursuant to Section 2.06, Article IV or Section 8.01(b) thereof. The Subordination Agent shall be permitted (x) to give a Direction with respect to less than the entire principal amount of any single Equipment Note held by it, and (y) to give different Directions with respect to different portions of the principal amount of any single Equipment Note held by it. Any Direction given by the Subordination Agent at any time with respect to more than a majority in aggregate unpaid principal amount of all of the Equipment Notes issued and then outstanding hereunder shall be deemed to have been given by a Majority in Interest of Noteholders.

ARTICLE IV

RECEIPT, DISTRIBUTION AND APPLICATION OF INCOME FROM THE COLLATERAL

Section 4.01. Basic Distributions. Except as otherwise provided in Section 3.02, Section 3.03 and Section 3.04, each periodic payment by the Owner of regularly scheduled installments of principal or interest on the Equipment Notes received by the Loan Trustee shall be promptly distributed in the following order of priority:

first, so much of such payment as shall be required to pay in full the aggregate amount of the payment or payments of principal amount and interest (as well as any interest on any overdue principal amount and, to the extent permitted by applicable law, on any overdue interest and any other overdue amounts) then due under all Series A Equipment Notes shall be distributed to the Noteholders of Series A Equipment Notes ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series A Equipment Note bears to the aggregate amount of the payments then due under all Series A Equipment Notes;

second, after giving effect to clause “first” above, so much of such payment remaining as shall be required to pay in full the aggregate amount of the payment or payments of principal amount and interest (as well as any interest on any overdue principal amount and, to the extent permitted by applicable law, on any overdue interest and any other overdue amounts) then due under all Series B Equipment Notes shall be distributed to the Noteholders of Series B Equipment Notes ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series B Equipment Note bears to the aggregate amount of the payments then due under all Series B Equipment Notes;

third, after giving effect to clause “second” above (if any Additional Series Equipment Notes of a specified series shall have been issued hereunder and except as this clause “third” may be modified pursuant to clause (xv) of Section 9.1 in connection with any issuance or redemption and issuance from time to time of Additional Series Equipment Notes of one or more series), so much of such payment remaining as shall be required to pay in full the aggregate amount of the payment or payments of principal amount and interest (as well as any interest on any overdue principal amount and, to the extent permitted by applicable law, on any overdue interest and any other overdue amounts) then due under all Additional Series Equipment Notes of such series shall be distributed to the Noteholders of Additional Series Equipment Notes of such series ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Additional Series Equipment Note of such series bears to the aggregate amount of the payments then due under all Additional Series Equipment Notes of such series; and

fourth, the balance, if any, of such installment remaining thereafter shall be distributed to the Owner.

Section 4.02. Event of Loss; Mandatory Redemption; Voluntary Redemption. Except as otherwise provided in Section 3.03 and Section 3.04 and subject to the following proviso, any payments (including insurance and requisition proceeds) received by the Loan Trustee as the result of (a) an Event of Loss with respect to the Airframe or the Airframe and one or more Engines installed thereon (including amounts paid by the Owner pursuant to Section 2.10), (b) due to illegality affecting the Lease, (c) due to termination of the Lease or any Related Lease or (d) a voluntary redemption of Equipment Notes pursuant to Section 2.11 shall be applied to redemption of Equipment Notes pursuant to Section 2.10 or Section 2.11, as applicable, and to payment of all other Secured Obligations and Related Secured Obligations then due by applying such payments in the following order of priority:

first, so much of such payments as shall be required (i) to reimburse the Loan Trustee and the Noteholders for any reasonable costs or expenses actually incurred in connection with such redemption for which they are entitled to reimbursement, or indemnity by the Owner, under the Financing Agreements; and then (ii) to pay all other Secured Obligations then due to the Noteholders, the Loan Trustee and the other Indenture Indemnitees under this Indenture, the Aircraft Security Documents, the Participation Agreement or the Equipment Notes (other than amounts specified in clauses “second” and “third” below);

second, after giving effect to clause “first” above:

(i)          so much of such payments remaining as shall be required to pay the amounts specified in subclause (i) of clause “third” of Section 3.03 plus Make-Whole Amount, if any, then due and payable in respect of the Series A Equipment Notes;

(ii)         after giving effect to subclause (i) above, so much of such payments remaining as shall be required to pay the amounts specified in subclause (ii) of clause “third” of Section 3.03 plus Make-Whole Amount, if any, then due and payable in respect of the Series B Equipment Notes;

(iii)        after giving effect to subclause (ii) above (if any Additional Series Equipment Notes of a specified series shall have been issued hereunder and except as this subclause (iii) may be modified pursuant to clause (xv) of Section 9.01 in connection with the original issuance or subsequent redemption and issuance from time to time of Additional Series Equipment Notes), so much of such payments remaining as shall be required to pay the amounts specified in subclause (iii) of clause “third” of Section 3.03 plus Make-Whole Amount, if any, then due and payable in respect of such Additional Series Equipment Notes of such series;

third, after giving effect to clause “second” above, so much of such payments remaining as shall be required to pay the amounts as provided in clause “third” of Section 3.03 in respect of Related Secured Obligations under each Defaulted Operative Indenture other than subclause (ix) of clause “third” of Section 3.03; and

fourth, the balance, if any, of such payments shall be distributed as provided in clause “fourth” of Section 3.03;

provided that (i) in the case an Event of Loss with respect to the Airframe or the Airframe and one or more Engines installed thereon, (x) any payments, including any insurance, condemnation, requisition or similar proceeds, resulting from such Event of Loss that are received by the Loan Trustee shall be held or disbursed subject to Sections 9(f) and 10(c) of the Lease (provided that any such proceeds that are held by the Loan Trustee shall be invested as provided in Section 5.06); and (y) no Make-Whole Amount shall be payable on the Equipment Notes in connection with their redemption as a result of such Event of Loss; and (ii) in the case of a redemption of Equipment Notes pursuant to Section 2.11(b), if a particular Series is not being redeemed pursuant thereto, no application of funds shall be made pursuant to the paragraphs in clause “second” above that refer to such Series in connection with such redemption.

Section 4.03. Payments After Indenture Event of Default. Except as otherwise provided in Section 3.04, all payments received and amounts held or realized by the Loan Trustee (including any amounts realized by the Loan Trustee from the exercise of any remedies pursuant to Article IV or pursuant to any Aircraft Security Document) after both an Indenture Event of Default shall have occurred and be continuing and the Equipment Notes shall have become due and payable pursuant to Section 4.02(a), as well as all payments or amounts then held by the Loan Trustee as part of the Collateral, shall be promptly distributed by the Loan Trustee in the following order of priority:

first, so much of such payments or amounts as shall be required to (i) reimburse the Loan Trustee or WTC, to the extent the Loan Trustee or WTC is entitled to be reimbursed or indemnified under the Financing Agreements, for any Tax, expense or other loss (including, without limitation, all amounts to be expended at the expense of, or charged upon the tolls, rents, revenues, issues, products and profits of, the property included in the Collateral pursuant to Section 4.02(a)) actually incurred by the Loan Trustee or WTC (to the extent not previously reimbursed), the expenses of any sale, taking or other proceeding, reasonable attorneys’ fees and expenses, court costs and any other expenditures actually incurred or expenditures or advances made by the Loan Trustee, WTC or the Noteholders in the protection, exercise or enforcement of any right, power or remedy or any damages sustained by the Loan Trustee, WTC or any Noteholder, liquidated or otherwise, upon such Indenture Event of Default shall be applied by the Loan Trustee as between itself, WTC and the Noteholders in reimbursement of such expenses and any other expenses for which the Loan Trustee, WTC or the Noteholders are entitled to reimbursement under any Financing Agreement, and (ii) all Secured Obligations then due to the other Indenture Indemnitees under this Indenture, the Participation Agreement or the Equipment Notes (other than amounts specified in clauses “second” and “third” below); and in case the aggregate amount so to be distributed shall be insufficient to pay as aforesaid in clauses (i) and (ii), then ratably, without priority of one over the other, in proportion to the amounts owed each hereunder;

second, after giving effect to clause “first” above, so much of such payments or amounts remaining as shall be required to reimburse the then existing or prior Noteholders for payments made pursuant to Section 5.03 (to the extent not previously reimbursed) shall be distributed to such then existing or prior Noteholders ratably, without priority of one over the other, in accordance with the amount of the payment or payments made by each such then existing or prior Noteholder pursuant to Section 5.03;

third, after giving effect to clause “second” above:

(i)          so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid principal amount of all Series A Equipment Notes, and the accrued but unpaid interest and other amounts due thereon and all other Secured Obligations in respect of the Series A Equipment Notes to the date of distribution, shall be distributed to the Noteholders of Series A Equipment Notes, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that (x) the aggregate unpaid principal amount of all Series A Equipment Notes held by each holder thereof plus the accrued but unpaid interest and other amounts due in respect thereof hereunder or thereunder to the date of distribution bears to (y) the aggregate unpaid principal amount of all Series A Equipment Notes held by all holders thereof plus the accrued but unpaid interest and other amounts due thereon to the date of distribution;

(ii)         after giving effect to subclause (i) above, so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid principal amount of all Series B Equipment Notes, and the accrued but unpaid interest and other amounts due thereon and all other Secured Obligations in respect of the Series B Equipment Notes to the date of distribution, shall be distributed to the Noteholders of Series B Equipment Notes, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that (x) the aggregate unpaid principal amount of all Series B Equipment Notes held by each holder thereof plus the accrued but unpaid interest and other amounts due in respect thereof hereunder or thereunder to the date of distribution bears to (y) the aggregate unpaid principal amount of all Series B Equipment Notes held by all holders thereof plus the accrued but unpaid interest and other amounts due thereon to the date of distribution;

(iii)        after giving effect to subclause (ii) above (if any Additional Series Equipment Notes of a specified series shall have been issued hereunder and except as this subclause (iii) may be modified pursuant to clause (xv) of Section 9.01 in connection with the original issuance or subsequent redemption and issuance from time to time of Additional Series Equipment Notes in one or more series), so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid principal amount of all Additional Series Equipment Notes of such series, and the accrued but unpaid interest and other amounts due thereon and all other Secured Obligations in respect of such Additional Series Equipment Notes to the date of distribution, shall be distributed to the Noteholders of Additional Series Equipment Notes of such series, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that (x) the aggregate unpaid principal amount of all Additional Series Equipment Notes of such series held by each holder thereof plus the accrued but unpaid interest and other amounts due in respect thereof hereunder or thereunder to the date of distribution bears to (y) the aggregate unpaid principal amount of all Additional Series Equipment Notes of such series held by all holders thereof plus the accrued but unpaid interest and other amounts due thereon to the date of distribution;

(iv)        after giving effect to subclause (iii) above, so much of such payments or amounts remaining as shall be required to pay in full the amounts then due and covered by clause “first” of Section 3.03 of each Defaulted Operative Indenture shall be distributed to the Related Loan Trustee under each respective Defaulted Operative Indenture, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in accordance with the priorities and prorations in such clause “first”;

(v)         after giving effect to subclause (iv) above, so much of such payments or amounts remaining as shall be required to pay in full the amounts then due and covered by clause “second” of Section 3.03 of each Defaulted Operative Indenture shall be distributed to the Related Loan Trustee under each respective Defaulted Operative Indenture, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in accordance with the priorities and prorations in such clause “second”;

(vi)        after giving effect to subclause (v) above, so much of such payments or amounts remaining as shall be required to pay in full the aggregate amount of the payment or payments of principal amount and interest (as well as any interest on any overdue principal amount and, to the extent permitted by applicable law, on any overdue interest and any other overdue amounts) then due under all Related Series A Equipment Notes, if any, issued under any Defaulted Operative Indenture shall be distributed to the Related Loan Trustee under each respective Defaulted Operative Indenture under which any Related Series A Equipment Notes are outstanding, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that (x) the amount of such payment or payments then due under all Related Series A Equipment Notes issued under each Defaulted Operative Indenture bears to (y) the aggregate amount of the payments then due under all Related Series A Equipment Notes issued under all Defaulted Operative Indentures;

(vii)       after giving effect to subclause (vi) above, so much of such payments or amounts remaining as shall be required to pay in full the aggregate amount of the payment or payments of principal amount and interest (as well as any interest on any overdue principal amount and, to the extent permitted by applicable law, on any overdue interest and any other overdue amounts) then due under all Related Series B Equipment Notes, if any, issued under any Defaulted Operative Indenture shall be distributed to the Related Loan Trustee under each respective Defaulted Operative Indenture under which any Related Series B Equipment Notes are outstanding, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that (x) the amount of such payment or payments then due under all Related Series B Equipment Notes issued under each Defaulted Operative Indenture bears to (y) the aggregate amount of the payments then due under all Related Series B Equipment Notes issued under all Defaulted Operative Indentures;

(viii)      after giving effect to subclause (vii) above (if any Related Additional Series Equipment Notes of a specified series shall have been issued under any Related Indenture and except as this subclause (viii) may be modified pursuant to clause (xv) of Section 9.01 in connection with the original issuance or subsequent redemption and issuance from time to time of Related Additional Series Equipment Notes in one or more series), so much of such payments or amounts remaining as shall be required to pay in full the aggregate amount of the payment or payments of principal amount and interest (as well as any interest on any overdue principal amount and, to the extent permitted by applicable law, on any overdue interest and any other overdue amounts) then due under all Related Additional Series Equipment Notes of such series, if any, issued under any Defaulted Operative Indenture shall be distributed to the Related Loan Trustee under each respective Defaulted Operative Indenture under which any Related Additional Series Equipment Notes of such series are outstanding, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that (x) the amount of such payment or payments then due under all Related Additional Series Equipment Notes of such series issued under each Defaulted Operative Indenture bears to (y) the aggregate amount of the payments then due under all Related Additional Series Equipment Notes of such series issued under all Defaulted Operative Indentures; and

(ix)         after giving effect to subclause (viii) above, if any Related Equipment Note is outstanding, any of such payments or amounts remaining and any invested Permitted Investments shall be held by Loan Trustee in an Eligible Account in accordance with the provisions of Section 3.07 (and invested as provided in Section 5.06) as additional security for the Related Secured Obligations, and such amounts (and any investment earnings thereon) shall be distributed from time to time in accordance with the foregoing provisions of this clause “third” as and to the extent any such Related Secured Obligation shall at any time and from time to time become due and remain unpaid after the giving of any required notice and the expiration of any applicable grace period; and, upon the payment in full of all such Related Secured Obligations the balance, if any, of any such remaining amounts and investment earnings thereon shall be applied as provided in clause “fourth” of this Section 3.03; and

fourth, the balance, if any, of such payments or amounts remaining thereafter shall be distributed to the Owner.

No Make-Whole Amount shall be payable on the Equipment Notes as a consequence of or in connection with an Indenture Event of Default or the acceleration of the Equipment Notes.

Section 4.04. Certain Payments. (a) Any payments received by the Loan Trustee for which provision as to the application thereof is made in this Indenture other than in this Article III shall be applied as provided in those provisions. Without limiting the foregoing, any payments received by the Loan Trustee which are payable to the Owner pursuant to any of the provisions of this Indenture other than those set forth in this Article III (including Section 5.06 hereof) shall be so paid to the Owner. Any payments received by the Loan Trustee for which no provision as to the application thereof is made in this Indenture and for which such provision is made in any other Financing Agreement shall be applied forthwith to the purpose for which such payment was made in accordance with the terms of such other Financing Agreement.

(b)          Notwithstanding anything to the contrary contained in this Article III, the Loan Trustee will distribute promptly upon receipt any indemnity payment received by it from LATAM pursuant to Section 4.03 or 4.04 of the Participation Agreement payable to (i) WTC and the Loan Trustee, (ii) the Subordination Agent, (iii) any separate or additional trustee appointed pursuant to Section 8.02, (iv) the Pass Through Trustees and (v) each Liquidity Provider, in each case, directly to the Person entitled thereto. Any payment received by the Loan Trustee from the Owner under Section 2.14 shall be distributed to the Subordination Agent to be distributed in accordance with Section 2.04(c) of the Intercreditor Agreement.

(c)          Any payments received by the Loan Trustee not constituting part of the Collateral or otherwise for which no provision as to the application thereof is made in any Financing Agreement shall be distributed by the Loan Trustee to the Owner. Further, and except as otherwise provided in Section 3.02 and Section 3.03, all payments received and amounts realized by the Loan Trustee with respect to the Aircraft, to the extent received or realized at any time after payment in full of all Secured Obligations, as well as any amounts remaining as part of the Collateral after the occurrence of such payment in full, shall be distributed by the Loan Trustee to the Owner.

Section 4.05. Payments to the Owner. Any amounts distributed hereunder by the Loan Trustee to the Owner shall be paid to the Owner (within the time limits contemplated by Section 2.03) by wire transfer of funds of the type received by the Loan Trustee at such office and to such account or accounts of such entity or entities as shall be designated by notice from the Owner to the Loan Trustee from time to time.

Section 4.06. Cooperation. Prior to making any distribution under this Article III, the Loan Trustee shall consult with the Related Loan Trustees to determine amounts payable with respect to the Related Secured Obligations. The Loan Trustee shall cooperate with the Related Loan Trustees and shall provide such information as shall be reasonably requested by each Related Loan Trustee to enable such Related Loan Trustee to determine amounts distributable under Article III of its Related Indenture.

Section 4.07. Securities Account. In furtherance of the provisions of Section 3.03, WTC agrees to act as an Eligible Institution under this Indenture in accordance with the provisions of this Indenture (in such capacity, the “Securities Intermediary”). Except in its capacity as Loan Trustee, WTC waives any claim or lien against any Eligible Account it may have, by operation of law or otherwise, for any amount owed to it by the Owner. The Securities Intermediary hereby agrees that, notwithstanding anything to the contrary in this Indenture, (i) any amounts to be held by the Loan Trustee pursuant to subclause (ix) of clause “third” of Section 3.03 and any investment earnings thereon or other Permitted Investments in which such amounts are invested will be credited to an Eligible Account (the “Securities Account”) for which it is a “securities intermediary” (as defined in Section 8-102(a)(14) of the NY UCC) and the Loan Trustee is the “entitlement holder” (as defined in Section 8-102(a)(7) of the NY UCC) of the “security entitlement” (as defined in Section 8-102(a)(17) of the NY UCC) with respect to each “financial asset” (as defined in Section 8-102(a)(9) of the NY UCC) credited to such Eligible Account, (ii) all such amounts, Permitted Investments and all other property acquired with cash credited to the Securities Account will be credited to the Securities Account, (iii) all items of property (whether cash, investment property, Permitted Investments, other investments, securities, instruments or other property) credited to the Securities Account will be treated as a “financial asset” under Article 8 of the NY UCC, (iv) its “securities intermediary’s jurisdiction” (as defined in Section 8-110(e) of the NY UCC) with respect to the Securities Account is the State of New York, and (v) all securities, instruments and other property in order or registered form and credited to the Securities Account shall be payable to or to the order of, or registered in the name of, the Securities Intermediary or shall be indorsed to the Securities Intermediary or in blank, and in no case whatsoever shall any financial asset credited to the Securities Account be registered in the name of the Owner, payable to or to the order of the Owner or specially indorsed to the Owner except to the extent the foregoing have been specially indorsed by the Owner to the Securities Intermediary or in blank. The Loan Trustee agrees that it will hold (and will indicate clearly in its books and records that it holds) its “security entitlements” to the “financial assets” credited to the Securities Account in trust for the benefit of the Noteholders, each Indenture Indemnitee and each Related Indenture Indemnitee as set forth in this Indenture. The Owner acknowledges that, by reason of the Loan Trustee being the “entitlement holder” in respect of the Securities Account as provided above, the Loan Trustee shall have the sole right and discretion, subject only to the terms of this Indenture, to give all “entitlement orders” (as defined in Section 8-102(a)(8) of the NY UCC) with respect to the Securities Account and any and all financial assets and other property credited thereto to the exclusion of the Owner. If any Person asserts any Lien (including, without limitation, any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Securities Account or any financial asset carried therein, WTC will promptly notify the Loan Trustee and the Owner thereof.

ARTICLE V

EVENTS OF DEFAULT; REMEDIES OF LOAN TRUSTEE

Section 5.01. Events of Default. Subject to the proviso at the end of this Section 4.01, each of the following events shall constitute an “Indenture Event of Default” whether such event shall be voluntary or involuntary or shall come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body and each such Indenture Event of Default shall be deemed to exist and continue so long as, but only as long as, it shall not have been remedied or explicitly waived:

(a)          the Owner shall fail to make any payment within 15 days after the same shall have become due of principal amount of, interest on, or Make-Whole Amount, if any, with respect to, any Equipment Note;

(b)          the Owner shall fail to make payment when the same shall become due of any amount (other than amounts referred to in Section 4.01(a)) due hereunder, under any Equipment Note or under any other Financing Agreement, and such failure shall continue unremedied for 30 days after the receipt by the Owner of written notice thereof from the Loan Trustee or any Noteholder;

(c)          a Lease Event of Default shall have occurred and be continuing;

(d)          the Owner shall fail to perform or observe any other covenant, condition or agreement to be performed or observed by it under any Financing Agreement, and such failure shall continue unremedied for a period of 60 days after receipt by the Owner of written notice thereof from the Loan Trustee or any Noteholder, provided that, if such failure is capable of being remedied, no such failure shall constitute an Indenture Event of Default for a period of one year after such notice is received by the Owner so long as the Owner is diligently proceeding to remedy such failure;

(e)          any representation or warranty made by LATAM or the Owner in any Financing Agreement shall prove to have been incorrect in any material respect at the time made, and such incorrectness shall continue to be material to the transactions contemplated hereby and shall continue unremedied for a period of 60 days after receipt by LATAM or the Owner of written notice thereof from the Loan Trustee or any Noteholder, provided that, if such incorrectness is capable of being remedied, no such incorrectness shall constitute an Indenture Event of Default for a period of one year after such notice is received by the Owner so long as the Owner is diligently proceeding to remedy such incorrectness;

(f)          the Owner shall consent to the appointment of or the taking of possession by a receiver, trustee or liquidator of itself or of a substantial part of its property, shall admit in writing its inability to pay its debts generally as they come due or shall make a general assignment for the benefit of creditors;

(g)          the Owner shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief as a debtor in a case under any bankruptcy laws or insolvency laws (as in effect at such time) or an answer admitting the material allegations of a petition filed against the Owner as a debtor in any such case, or the Owner shall seek relief as a debtor, by voluntary petition, answer or consent, under the provisions of any other bankruptcy or other similar law providing for the reorganization or winding-up of corporations (as in effect at such time), or the Owner shall seek an agreement, composition, extension or adjustment with its creditors under such laws;

(h)          an order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of the Owner, a receiver, trustee or liquidator of the Owner or sequestering any substantial part of its property, or granting any other relief in respect of the Owner as a debtor under any bankruptcy laws or insolvency laws (as in effect at such time), and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of 90 days after the date of entry thereof;

(i)          a petition against the Owner as a debtor in a case under the federal bankruptcy laws or other insolvency laws (as in effect at such time) is filed and not withdrawn or dismissed within 90 days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations that may apply to the Owner, any court of competent jurisdiction assumes jurisdiction, custody or control of the Owner or of any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of 90 days;

(j)          an “Indenture Event of Default” (as defined in any Related Indenture) shall have occurred and be continuing; or

(k)          a breach of Section 6.03(c) of the Participation Agreement shall have occurred;

provided that notwithstanding anything to the contrary contained in this Section 4.01, any failure of the Owner to perform or observe any covenant, condition or agreement shall not constitute an Indenture Event of Default if such failure arises by reason of an event referred to in the definition of “Event of Loss” so long as the Lessee is continuing to comply with all of the terms of Section 9 of the Lease.

Section 5.02. Remedies. (a) If an Indenture Event of Default shall have occurred and be continuing and so long as the same shall continue unremedied, then and in every such case the Loan Trustee may, and upon the written instructions of a Majority in Interest of Noteholders, the Loan Trustee shall, do one or more of the following to the extent permitted by, and subject to compliance with the requirements of, applicable law then in effect:

(i)          declare by written notice to the Owner all the Equipment Notes to be due and payable, whereupon the aggregate unpaid principal amount of all Equipment Notes then outstanding, together with accrued but unpaid interest thereon and all other amounts due thereunder (but for the avoidance of doubt, without Make-Whole Amount), shall immediately become due and payable without presentment, demand, protest or other notice, all of which are hereby waived; provided that if an Indenture Event of Default referred to in Section 4.01(f), Section 4.01(g), Section 4.01(h), Section 4.01(i) or a Lease Event of Default under Section 13(g), (h), (i), (j) or (k) of the Lease shall have occurred and be continuing, then and in every such case the unpaid principal amount of the Equipment Notes then outstanding, together with accrued but unpaid interest thereon and all other amounts due thereunder (but for the avoidance of doubt, without Make-Whole Amount), shall immediately and without further act become due and payable without presentment, demand, protest or notice, all of which are hereby waived; and, following such declaration or deemed declaration:

(ii)         (A) cause the Owner, upon the written demand of the Loan Trustee, at the Owner’s expense, to deliver promptly, and the Owner shall deliver promptly, all or such part of the Airframe or any Engine as the Loan Trustee may so demand to the Loan Trustee or its order, or, if the Owner shall have failed to so deliver the Airframe or any Engine after such demand, the Loan Trustee, at its option, may enter upon the premises where all or any part of the Airframe or any Engine are located and take immediate possession of and remove the same together with any engine which is not an Engine but which is installed on the Airframe, subject to all of the rights of the owner, lessor, lienor or secured party of such engine; provided that the Airframe with an engine (which is not an Engine) installed thereon may be flown or returned only to a location within the continental United States, and such engine shall be held at the expense of the Owner for the account of any such owner, lessor, lienor, secured party; (B) sell all or any part of the Airframe and any Engine at public or private sale, whether or not the Loan Trustee shall at the time have possession thereof, as the Loan Trustee may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle all or any part of the Airframe or such Engine as the Loan Trustee, in its sole discretion, determines, all free and clear of any rights or claims of the Owner and LATAM, and the proceeds of such sale or disposition shall be applied as set forth in Section 3.03; (C) exercise any and all of the remedies pursuant to Section 14 of the Lease and pursuant to any Permitted Sublease then in effect, or (D) exercise any other remedy of a secured party under the Uniform Commercial Code of the State of New York (whether or not in effect in the jurisdiction in which enforcement is sought). In furtherance of the foregoing, the parties hereto agree that the exercise of remedies hereunder and the Aircraft Security Documents is subject to other applicable law, including without limitation, the NY UCC and applicable bankruptcy and insolvency laws, and that nothing herein derogates from the rights of the Owner or the Loan Trustee under or pursuant to such other applicable law, including without limitation, the NY UCC or applicable bankruptcy and insolvency laws.

Upon every such taking of possession of Collateral under this Section 4.02, the Loan Trustee may, from time to time, at the expense of the Collateral, make all such expenditures for maintenance, insurance, repairs, alterations, additions and improvements to and of the Collateral as it deems necessary to cause the Collateral to be in such condition as required by the provisions of this Indenture and any Aircraft Security Document. In each such case, the Loan Trustee may maintain, use, operate, store, insure, lease, control, manage or dispose of the Collateral and may exercise all rights and powers of the Owner relating to the Collateral as the Loan Trustee reasonably deems best, including the right to enter into any and all such agreements with respect to the maintenance, use, operation, storage, insurance, leasing, control, management or disposition of the Collateral or any part thereof as the Loan Trustee may reasonably determine; and the Loan Trustee shall be entitled to collect and receive directly all tolls, rents, revenues, issues, income, products and profits of the Collateral and every part thereof, without prejudice, however, to the rights of the Loan Trustee under any provision of this Indenture to collect and receive all cash held by, or required to be deposited with, the Loan Trustee hereunder. Such tolls, rents, revenues, issues, income, products and profits shall be applied to pay the expenses of the use, operation, storage, insurance, leasing, control, management or disposition of the Collateral, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments that the Loan Trustee is required or elects to make, if any, for Taxes, insurance or other proper charges assessed against or otherwise imposed upon the Collateral or any part thereof, and all other payments which the Loan Trustee is required or expressly authorized to make under any provision of this Indenture, as well as just and reasonable compensation for the services of the Loan Trustee, and shall otherwise be applied in accordance with Article III.

If an Indenture Event of Default shall have occurred and be continuing and the Equipment Notes shall either have been accelerated pursuant to this Section 4.02 or have become due at maturity and the Loan Trustee shall be entitled to exercise rights hereunder, at the request of the Loan Trustee, the Owner shall promptly execute and deliver to the Loan Trustee such instruments of title and other documents as the Loan Trustee reasonably deems necessary or advisable to enable the Loan Trustee or an agent or representative designated by the Loan Trustee, at such time or times and place or places as the Loan Trustee may specify, to obtain possession of all or any part of the Collateral to which the Loan Trustee shall at the time be entitled hereunder. If the Owner shall for any reason fail to execute and deliver such instruments and documents after such request by the Loan Trustee, the Loan Trustee may seek a judgment conferring on the Loan Trustee the right to immediate possession and requiring the Owner to execute and deliver such instruments and documents to the Loan Trustee, to the entry of which judgment the Owner hereby specifically consents to the fullest extent it may lawfully do so. All actual and reasonable expenses of obtaining such judgment or of pursuing, searching for and taking such property shall, until paid, be secured by the Lien of this Indenture.

(b)          The Loan Trustee shall give the Owner at least 30 days’ prior written notice of any public sale or of the date on or after which any private sale will be held, which notice the Owner hereby agrees to the extent permitted by applicable law is reasonable notice. Any Noteholder or Noteholders shall be entitled to bid for and become the purchaser of any Collateral offered for sale pursuant to this Section 4.02 and to credit against the purchase price bid at such sale by such Noteholders all or any part of the unpaid amounts owing to such Noteholders under the Financing Agreements and secured by the Lien of this Indenture (but only to the extent that such purchase price would have been paid to such Noteholders pursuant to Article III if such purchase price were paid in cash and the foregoing provision of this Section 4.02(b) were not given effect). The Loan Trustee may exercise such right without possession or production of the Equipment Notes or proof of ownership thereof, and as a representative of the Noteholders may exercise such right without notice to the Noteholders as party to any suit or proceeding relating to the foreclosure of any Collateral. The Owner shall also be entitled to bid for and become the purchaser of any Collateral offered for sale pursuant to this Section 4.02.

(c)          To the extent permitted by applicable law, the Owner irrevocably appoints, while an Indenture Event of Default has occurred and is continuing, the Loan Trustee the true and lawful attorney-in-fact of the Owner (which appointment is coupled with an interest) in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery for the enforcement of the Lien of this Indenture, whether pursuant to foreclosure or power of sale, or otherwise, to execute and deliver all such bills of sale, assignments and other instruments as may be necessary or appropriate, with full power of substitution, the Owner hereby ratifying and confirming all that such attorney or any substitute shall do by virtue hereof in accordance with applicable law; provided that if so requested by the Loan Trustee or any purchaser, the Owner shall ratify and confirm any such sale, assignment, transfer or delivery, by executing and delivering to the Loan Trustee or such purchaser all bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may reasonably be designated in any such request.

(d)          At any time after the Loan Trustee has declared the unpaid principal amount of all Equipment Notes then outstanding to be due and payable, or all Equipment Notes shall have become due and payable as provided in the proviso to Section 4.02(a)(i), and, in either case, prior to the sale of any part of the Collateral pursuant to this Article IV, a Majority in Interest of Noteholders, by written notice to the Owner and the Loan Trustee, may rescind and annul such declaration, whether made by the Loan Trustee on its own accord or as directed or deemed declaration, and its consequences if: (i) there has been paid to or deposited with the Loan Trustee an amount sufficient to pay all overdue installments of principal amount of, and interest on, the Equipment Notes, and all other amounts owing under the Financing Agreements, that have become due otherwise than by such declaration of acceleration and (ii) all other Events of Default, other than nonpayment of principal amount or interest on the Equipment Notes that have become due solely because of such acceleration, have been either cured or waived; provided that no such rescission or annulment shall extend to or affect any subsequent default or Indenture Event of Default or impair any right consequent thereon.

(e)          Notwithstanding anything contained herein, (i) so long as the Pass Through Trustee under any Pass Through Trust Agreement or the Subordination Agent on its behalf is a Noteholder, the Loan Trustee will not be authorized or empowered to acquire title to any Collateral or take any action with respect to any Collateral so acquired by it if such acquisition or action would cause any Pass Through Trust to fail to qualify as a “grantor trust” for U.S. federal income tax purposes, and (ii) the Loan Trustee will not take any action that would violate Section 4.01(a)(ii) or Section 4.01(a)(iii) of the Intercreditor Agreement.

Section 5.03. Remedies Cumulative. To the extent permitted under applicable law, each and every right, power and remedy specifically given to the Loan Trustee herein or otherwise in this Indenture shall be cumulative and shall be in addition to every other right, power and remedy specifically given herein or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically given herein or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Loan Trustee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Loan Trustee in the exercise of any right, remedy or power or in the pursuance of any remedy shall, to the extent permitted by applicable law, impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Owner or to be an acquiescence therein.

Section 5.04. Discontinuance of Proceedings. In case the Loan Trustee shall have instituted any proceedings to enforce any right, power or remedy under this Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Loan Trustee, then and in every such case the Owner and the Loan Trustee shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Loan Trustee shall continue as if no such proceedings had been undertaken (but otherwise without prejudice).

Section 5.05. Waiver of Past Defaults. Upon written instruction from a Majority in Interest of Noteholders, the Loan Trustee shall waive any past default hereunder and its consequences, and upon any such waiver such default shall cease to exist and any Indenture Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture and the other Financing Agreements, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon; provided that in the absence of written instructions from each of the affected Noteholders, the Loan Trustee shall not waive any default (i) in the payment of the principal amount, Make-Whole Amount, if any, or interest due under any Equipment Note then outstanding (other than with the consent of the holder thereof), or (ii) in respect of a covenant or provision hereof which, under Article IX, cannot be modified or amended without the consent of each such affected Noteholder.

Section 5.06. Noteholders May Not Bring Suit Except Under Certain Conditions. A Noteholder of any Series shall not have the right to institute any suit, action or proceeding at law or in equity or otherwise with respect to this Indenture for the appointment of a receiver or for the enforcement of any other remedy under this Indenture, unless:

(1)         such Noteholder previously shall have given written notice to the Loan Trustee of a continuing Indenture Event of Default;

(2)         a Majority in Interest of Noteholders shall have requested the Loan Trustee in writing to institute such action, suit or proceeding and shall have offered to the Loan Trustee indemnity as provided in Section 5.03;

(3)         the Loan Trustee shall have refused or neglected to institute any such action, suit or proceeding for 60 days after receipt of such notice, request and offer of indemnity; and

(4)         no direction inconsistent with such written request shall have been given to the Loan Trustee during such 60-day period by a Majority in Interest of Noteholders.

Except to the extent provided in the Intercreditor Agreement or in any Indenture Supplement, it is understood and intended that no one or more of the Noteholders of any Series shall have any right in any manner whatsoever hereunder or under the Indenture Supplement or under the Equipment Notes of such Series to (i) surrender, impair, waive, affect, disturb or prejudice any Collateral, or the Lien of the Indenture on any Collateral, or the rights of the Noteholders of such Series, (ii) obtain or seek to obtain priority over or preference with respect to any other such Noteholder of such Series or (iii) enforce any right under this Indenture, except in the manner provided in this Indenture and for the equal, ratable and common benefit of all the Noteholders of such Series subject to the provisions of this Indenture.

Section 5.07. Appointment of a Receiver. To the extent permitted by applicable law, if an Indenture Event of Default shall have occurred and be continuing, and the Equipment Notes either shall have been accelerated pursuant to Section 4.02 or have become due at maturity, the Loan Trustee shall, as a matter of right, be entitled to the appointment of a receiver (who may be the Loan Trustee or any successor or nominee thereof) for all or any part of the Collateral, whether such receivership be incidental to a proposed sale of the Collateral or the taking of possession thereof or otherwise, and, to the extent permitted by applicable law, the Owner hereby consents to the appointment of such a receiver and will not oppose any such appointment. Any receiver appointed for all or any part of the Collateral shall be entitled to exercise all the rights and powers of the Loan Trustee with respect to the Collateral.

ARTICLE VI

DUTIES OF THE LOAN TRUSTEE

Section 6.01. Notice of Indenture Event of Default. If the Loan Trustee shall have knowledge of an Indenture Event of Default or of a default arising from a failure by the Owner to pay when due any payment of principal amount, interest, or Make-Whole Amount, if any, due and payable under any Equipment Note, the Loan Trustee shall promptly give notice thereof to the Owner, each Liquidity Provider and each Noteholder by telegram, cable, facsimile or telephone (to be promptly confirmed in writing). Subject to the terms of Section 4.02, Section 4.05, Section 5.02 and Section 5.03, the Loan Trustee shall take such action, or refrain from taking such action, with respect to such default or Indenture Event of Default (including with respect to the exercise of any rights or remedies hereunder) as the Loan Trustee shall be instructed in writing by a Majority in Interest of Noteholders. Subject to the provisions of Section 5.03, if the Loan Trustee shall not have received instructions as above provided within 20 Business Days after giving notice of such default or Indenture Event of Default to the Noteholders, the Loan Trustee may, subject to instructions thereafter received pursuant to the preceding provisions of this Section 5.01, take such action, or refrain from taking such action with respect to such default or Indenture Event of Default as it shall reasonably determine to be advisable and in the best interests of the Noteholders, but shall be under no duty to take or refrain from taking any action. The Loan Trustee shall use the same degree of care and skill in connection therewith as a prudent person would use under the circumstances in the conduct of his or her own affairs. The Loan Trustee may not sell the Airframe or any Engine without the consent of a Majority in Interest of Noteholders.

For all purposes of this Indenture, in the absence of actual knowledge, the Loan Trustee shall not be deemed to have knowledge of a default or an Indenture Event of Default unless notified in writing by the Owner or one or more Noteholders; and “actual knowledge” (as used in the foregoing clause) of the Loan Trustee shall mean actual knowledge of an officer in the Corporate Trust Office of the Loan Trustee; provided that the Loan Trustee shall be deemed to have actual knowledge of (i) the failure of the Owner to pay any principal amount of, or interest on, the Equipment Notes directly to the Loan Trustee when the same shall become due or (ii) the failure of Lessee to maintain insurance as required under Section 10 of the Lease if the Loan Trustee receives written notice thereof from an insurer or insurance broker.

Section 6.02. Action upon Instructions; Certain Rights and Limitations. Subject to the terms of Article IV and this Article V, upon the written instructions at any time of a Majority in Interest of Noteholders, the Loan Trustee shall promptly (i) give such notice, direction, consent, waiver or approval or exercise such right, remedy or power hereunder in respect of all or any part of the Collateral or (ii) take such other action permitted hereunder, in each case, as is specified in such instructions.

The Loan Trustee will cooperate with the Owner in connection with the recording, filing, re-recording and refiling of the Indenture and any supplements to it and any financing statements or other documents as are necessary to maintain the perfection hereof or otherwise protect the security interests created hereby. The Loan Trustee shall furnish to the Owner upon request such information and copies of such documents as the Loan Trustee may have and as are necessary for the Owner to perform its duties under Article II hereof.

Section 6.03. Indemnification. The Loan Trustee shall not be required to take any action or refrain from taking any action under Section 5.01 (other than the first sentence thereof) or Section 5.02 or Article IV unless it shall have received indemnification against any risks incurred in connection therewith in form and substance reasonably satisfactory to it, including, without limitation, adequate advances against costs that may be actually incurred by it in connection therewith. The Loan Trustee shall not be required to take any action under Section 5.01 (other than the first sentence thereof) or Section 5.02 or Article IV, nor shall any other provision of any Financing Agreement be deemed to impose a duty on the Loan Trustee to take any action, if the Loan Trustee shall have been advised by outside counsel that such action is contrary to the terms hereof or is otherwise contrary to law.

Section 6.04. No Duties Except as Specified in Indenture or Instructions. The Loan Trustee shall not have any duty or obligation to manage, control, lease, use, sell, operate, store, dispose of or otherwise deal with the Aircraft or any other part of the Collateral, or to otherwise take or refrain from taking any action under, or in connection with, this Indenture, except as expressly provided by the terms of this Indenture or the Participation Agreement or as expressly provided in written instructions received pursuant to the terms of Section 5.01 or Section 5.02; and no implied duties or obligations shall be read into this Indenture against the Loan Trustee.

Section 6.05. No Action Except under Indenture or Instructions. The Loan Trustee agrees that it will not manage, control, use, sell, lease, operate, store, dispose of or otherwise deal with the Aircraft or any other part of the Collateral except in accordance with the powers granted to, or the authority conferred upon, the Loan Trustee pursuant to this Indenture and in accordance with the express terms hereof.

Section 6.06. Investment of Amounts Held by the Loan Trustee. Any monies (including for the purpose of this Section 5.06 any amounts held by the Loan Trustee pursuant to Section 3.02, Section 3.03 or Section 3.07 or pursuant to any provision of any other Financing Agreement providing for amounts to be held by the Loan Trustee which are not distributed pursuant to the other provisions of Article III, or any cash received by the Loan Trustee pursuant to Section 10 of the Lease or otherwise, or Permitted Investments purchased by the use of such cash pursuant to this Section 5.06 or any cash constituting the proceeds of the maturity, sale or other disposition of any such Permitted Investments) held by the Loan Trustee hereunder as part of the Collateral, until paid out by the Loan Trustee as herein provided, (i) subject to clause (ii) below and Section 3.07, may be carried by the Loan Trustee on deposit with itself or on deposit to its account with any bank, trust company or national banking association incorporated or doing business under the laws of the United States or one of the states thereof having combined capital and surplus and retained earnings of at least $100,000,000, and the Loan Trustee shall not have any liability for interest upon any such monies except as otherwise agreed in writing with the Owner, or (ii) at any time and from time to time, so long as no Indenture Event of Default shall have occurred and be continuing, at the request of the Owner, shall be invested and reinvested in Permitted Investments as specified in such request (if such investments are reasonably available for purchase) and sold, in any case at such prices, including accrued interest or its equivalent, as are set forth in such request, and, as provided in Section 3.07, such Permitted Investments shall be held by the Loan Trustee in trust as part of the Collateral until so sold; provided that the Owner shall upon demand pay to the Loan Trustee the amount of any loss realized upon maturity, sale or other disposition of any such Permitted Investment and, so long as no Indenture Event of Default or Payment Default shall have occurred and be continuing, the Owner shall be entitled to receive from the Loan Trustee, and the Loan Trustee shall promptly pay to the Owner, any profit, income, interest, dividend or gain realized upon maturity, sale or other disposition of any Permitted Investment. All Permitted Investments held by the Loan Trustee pursuant to this Section 5.06 shall be held pursuant to Section 3.07. If an Indenture Event of Default or Payment Default shall have occurred and be continuing, any net income, profit, interest, dividend or gain realized upon maturity, sale or other disposition of any Permitted Investment shall be held as part of the Collateral and shall be applied by the Loan Trustee at the same time, on the same conditions and in the same manner as the amounts in respect of which such income, profit, interest, dividend or gain was realized are required to be distributed in accordance with the provisions hereof pursuant to which such amounts were required to be held. Subject to Section 3.03, at such time as there shall not be continuing any such Indenture Event of Default or Payment Default, such income, profit, interest, dividend or gain shall be paid to the Owner. In addition, subject to Section 3.03, if any moneys or investments are held by the Loan Trustee solely because an Indenture Event of Default or Payment Default has occurred and is continuing, at such time as there shall not be continuing any such Indenture Event of Default or Payment Default, such moneys and investments shall be paid to the Owner. The Loan Trustee shall not be responsible for any losses on any investments or sales of Permitted Investments made pursuant to the procedure specified in this Section 5.06 other than by reason of its willful misconduct or negligence.

ARTICLE VII

THE LOAN TRUSTEE

Section 7.01. Acceptance of Trusts and Duties. WTC accepts the trusts and duties created hereby and by the other Aircraft Security Documents and applicable to it and agrees to perform such duties, but only upon the terms of this Indenture or the other Aircraft Security Documents, as the case may be, and agrees to receive, handle and disburse all monies received by it as Loan Trustee constituting part of the Collateral in accordance with the terms hereof. WTC shall have no liability hereunder except (a) for its own willful misconduct or negligence, (b) as provided in the fourth sentence of Section 2.03 and the last sentence of Section 5.06, (c) for liabilities that may result from the inaccuracy of any representation or warranty of WTC in the Participation Agreement or expressly made hereunder and (d) as otherwise expressly provided in the Financing Agreements.

For the avoidance of doubt, the Loan Trustee shall also be accountable in its capacity as Securities Intermediary with respect to the Security Account, as set forth in Section 3.07.

Section 7.02. Absence of Certain Duties. Except in accordance with written instructions furnished pursuant to Section 5.01, Section 5.02 or Section 6.06, and except as provided in, and without limiting the generality of, Section 5.02, Section 5.03 and Section 5.04, the Loan Trustee shall have no duty (a) to see to any registration of the Aircraft or any recording or filing of this Indenture or any other document, or to see to the maintenance of any such registration, recording or filing, (b) to see to any insurance on the Aircraft or to effect or maintain any such insurance, whether or not the Owner shall be in default with respect thereto, (c) to confirm, verify or inquire into the failure to receive any financial statements of the Owner or (d) to inspect the Aircraft at any time or ascertain or inquire as to the performance or observance of any of the Owner’s covenants hereunder with respect to the Aircraft.

Section 7.03. No Representations or Warranties as to the Documents. Except as provided in Article V of the Participation Agreement, the Loan Trustee shall not be deemed to have made any representation or warranty as to the validity, legality, enforceability or sufficiency of any Financing Agreement or any other document or instrument, or as to the correctness of any statement (other than a statement by the Loan Trustee) contained herein or therein, except that the Loan Trustee hereby represents and warrants that each of said specified documents to which it is a party has been or will be duly executed and delivered by one of its officers who is and will be duly authorized to execute and deliver such document on its behalf.

Section 7.04. No Segregation of Monies; No Interest. Subject to Section 5.06 and except as provided in Section 3.07, all moneys received by the Loan Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law, and neither the Loan Trustee nor any agent of the Loan Trustee shall be under any liability for interest on any moneys received by it hereunder; provided that any payments received, or applied hereunder, by the Loan Trustee shall be accounted for by the Loan Trustee so that any portion thereof paid or applied pursuant hereto shall be identifiable as to the source thereof.

Section 7.05. Reliance; Agents; Advice of Counsel. The Loan Trustee shall not incur any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Loan Trustee may accept a copy of a resolution of the Board of Directors of any party to the Participation Agreement, certified by the Secretary or an Assistant Secretary of such party as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Loan Trustee may for all purposes hereof rely on a certificate, signed by a duly authorized officer of the Owner, as to such fact or matter, and such certificate shall constitute full protection to the Loan Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. In the administration of the trusts hereunder, the Loan Trustee may (a) execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents (including paying agents or registrars) or attorneys, and (b) at the expense of the Collateral, consult with counsel, accountants and other skilled Persons to be selected and retained by it; provided that, prior to retaining agents (including paying agents or registrars), counsel, accountants or other skilled Persons, so long as no Indenture Event of Default exists, the Loan Trustee shall obtain the Owner’s consent (such consent not to be unreasonably withheld). The Loan Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled Persons acting within such counsel’s, accountants’ or Person’s area of competence (so long as the Loan Trustee shall have exercised reasonable care and judgment in selecting such Persons).

Section 7.06. Instructions from Noteholders. In the administration of the trusts created hereunder, the Loan Trustee shall have the right to seek instructions from a Majority in Interest of Noteholders should any provision of this Indenture appear to conflict with any other provision herein or any other Financing Agreement or Pass Through Document or should the Loan Trustee’s duties or obligations hereunder be unclear, and the Loan Trustee shall incur no liability in refraining from acting until it receives such instructions. The Loan Trustee shall be fully protected for acting in accordance with any instructions received under this Section 6.06.

ARTICLE VIII

OPERATING COVENANTS OF THE OWNER

Section 8.01. Liens. The Owner shall not directly or indirectly create, incur, assume or suffer to exist any Lien or with respect to the Airframe or any Engine, title to any of the foregoing or any interest of the Owner therein, except for Permitted Liens not attributable to the Owner (a “Permitted Owner Lien”). The Owner shall promptly, at its own expense, take such action as may be necessary to duly discharge (by bonding or otherwise) any Lien other than a Permitted Owner Lien arising at any time.

Section 8.02. Merger of Owner. Owner shall not consolidate with or merge into any other Person.

Section 8.03. Possession, Operation and Use.

(a)          Possession. Except pursuant to the Lease, the Owner shall not, without the prior written consent of the Loan Trustee, lease or otherwise in any manner deliver, transfer or relinquish possession of the Aircraft, the Airframe or any Engine or install any Engine, or permit any Engine to be installed, on any airframe other than the Airframe.

(b)          Identification of Loan Trustee’s Interest. If not prevented by applicable law or regulations or by any government, the Owner agrees to cause Lessee to affix as promptly as practicable after the Closing Date and thereafter to maintain in the cockpit of the Aircraft, in a clearly visible location, and on each Engine, a nameplate bearing the inscription “THIS [AIRFRAME/ENGINE] IS OWNED BY PARINA LEASING LIMITED, LEASED TO LATAM AIRLINES GROUP S.A., AND SUBJECT TO A MORTGAGE IN FAVOR OF WILMINGTON TRUST COMPANY AS LOAN TRUSTEE ACTING ON BEHALF OF CERTAIN SECURED PARTIES.” (such nameplate to be replaced, if necessary, with a nameplate reflecting the name of any successor Loan Trustee). Such placards may be removed temporarily, if necessary, in the course of maintenance of the Airframe or Engines. If any such nameplate is damaged beyond repair or becomes illegible, the Owner shall promptly replace it with a nameplate complying with the requirements of this Section.

ARTICLE IX

SUCCESSOR AND ADDITIONAL TRUSTEES

Section 9.01. Resignation or Removal; Appointment of Successor. (a) The resignation or removal of the Loan Trustee and the appointment of a successor Loan Trustee shall become effective only upon the successor Loan Trustee’s acceptance of appointment as provided in this Section 8.01. The Loan Trustee or any successor thereto must resign if at any time it ceases to be eligible in accordance with the provisions of Section 8.01(c) and may resign at any time without cause by giving at least 60 days’ prior written notice to the Owner and each Noteholder. In addition, either the Owner (so long as no Indenture Event of Default or Payment Default shall have occurred and be continuing) or a Majority in Interest of Noteholders (but only with the consent of the Owner so long as no Indenture Event of Default or Payment Default shall have occurred and be continuing), may at any time remove the Loan Trustee without cause by an instrument in writing delivered to the Loan Trustee and each Noteholder, and, in case of a removal by a Majority in Interest of Noteholders, to the Owner. In the case of the resignation or removal of the Loan Trustee, the Owner shall promptly appoint a successor Loan Trustee. If a successor Loan Trustee shall not have been appointed within 60 days after such notice of resignation or removal, the Loan Trustee, the Owner or any Noteholder may apply to any court of competent jurisdiction to appoint a successor Loan Trustee to act until such time, if any, as a successor shall have been appointed as above provided. The successor Loan Trustee so appointed by such court shall immediately and without further act be superseded by any successor Loan Trustee appointed as above provided.

(b)          Any successor Loan Trustee, however appointed, shall execute and deliver to the predecessor Loan Trustee and the Owner an instrument accepting such appointment and assuming the obligations of the Loan Trustee arising from and after the time of such appointment, and thereupon such successor Loan Trustee, without further act, shall become vested with all the estates, properties, rights, powers and duties of the predecessor Loan Trustee hereunder in the trust hereunder applicable to it with like effect as if originally named the Loan Trustee herein; but nevertheless upon the written request of such successor Loan Trustee, such predecessor Loan Trustee shall execute and deliver an instrument transferring to such successor Loan Trustee all the estates, properties, rights and powers of such predecessor Loan Trustee, and such predecessor Loan Trustee shall duly assign, transfer, deliver and pay over to such successor Loan Trustee all monies or other property and all other books and records, or true, correct and complete copies thereof, then held by such predecessor Loan Trustee hereunder.

(c)          This Indenture shall at all times have a Loan Trustee, however appointed, that is a bank or trust company having a combined capital and surplus of at least $100,000,000 (or a combined capital and surplus in excess of $5,000,000 and the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the United States or any state or territory thereof or the District of Columbia and having a combined capital and surplus of at least $100,000,000) or a corporation with a net worth of at least $100,000,000, if there be such an institution willing, able and legally qualified to perform the duties of the Loan Trustee hereunder upon reasonable or customary terms. If such bank, trust company or corporation publishes reports of conditions at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 8.01(c) the combined capital and surplus of such bank, trust company or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In case at any time the Loan Trustee shall cease to be eligible in accordance with the provisions of this Section 8.01(c), the Loan Trustee shall resign immediately in the manner and with the effect specified in Section 8.01(a).

(d)          Any corporation, bank, trust company or other financial institution into which the Loan Trustee may be merged or converted or with which it may be consolidated, or any corporation, bank, trust company or other financial institution resulting from any merger, conversion or consolidation to which the Loan Trustee shall be a party, or any corporation, bank, trust company or other financial institution to which substantially all the corporate trust business of the Loan Trustee may be transferred, shall, subject to the terms of Section 8.01(c), be a successor Loan Trustee under this Indenture without further act.

Section 9.02. Appointment of Additional and Separate Trustees. (a) Whenever (i) the Loan Trustee shall deem it necessary or desirable in order to conform to any law of any jurisdiction in which all or any part of the Collateral shall be situated or to make any claim or bring any suit with respect to or in connection with the Collateral, any Financing Agreement or any of the transactions contemplated by the Financing Agreements, (ii) the Loan Trustee shall be advised by counsel satisfactory to it that it is necessary or prudent in the interests of the Noteholders (and the Loan Trustee shall so advise the Owner) or (iii) the Loan Trustee shall have been requested to do so by a Majority in Interest of Noteholders, then in any such case, the Loan Trustee and, upon the written request of the Loan Trustee, the Owner, shall execute and deliver an indenture supplemental hereto and such other instruments as may from time to time be necessary or advisable either (1) to constitute one or more banks or trust companies or corporations meeting the requirements of Section 8.01(c) and approved by the Loan Trustee, either to act jointly with the Loan Trustee as additional trustee or trustees of all or any part of the Collateral or to act as separate trustee or trustees of all or any part of the Collateral, in each case with such rights, powers, duties and obligations consistent with this Indenture as may be provided in such supplemental indenture or other instruments as the Loan Trustee or a Majority in Interest of Noteholders may deem necessary or advisable, or (2) to clarify, add to or subtract from the rights, powers, duties and obligations theretofore granted any such additional or separate trustee, subject in each case to the remaining provisions of this Section 8.02. If no Indenture Event of Default has occurred and is continuing, no additional or supplemental trustee shall be appointed without the Owner’s consent. If the Owner shall not have taken any action requested of it under this Section 8.02(a) that is required by its terms within 15 days of a written request from the Loan Trustee to do so, or if an Indenture Event of Default shall have occurred and be continuing, the Loan Trustee may act under the foregoing provisions of this Section 8.02(a) without the concurrence of the Owner, and, to the extent permitted by applicable law, the Owner hereby irrevocably appoints (which appointment is coupled with an interest) the Loan Trustee as its agent and attorney-in-fact to act for it under the foregoing provisions of this Section 8.02(a). The Loan Trustee may, in such capacity, execute, deliver and perform any such supplemental indenture, or any such instrument, as may be required for the appointment of any such additional or separate trustee or for the clarification of, addition to or subtraction from the rights, powers, duties or obligations theretofore granted to any such additional or separate trustee, subject in each case to the remaining provisions of this Section 8.02. In case any additional or separate trustee appointed under this Section 8.02(a) shall become incapable of acting, resign or be removed, all the assets, property, rights, powers, trusts, duties and obligations of such additional or separate trustee shall revert to the Loan Trustee until a successor additional or separate trustee is appointed as provided in this Section 8.02(a).

(b)          No additional or separate trustee shall be entitled to exercise any of the rights, powers, duties and obligations conferred upon the Loan Trustee in respect of the custody, investment and payment of monies and all monies received by any such additional or separate trustee from or constituting part of the Collateral or otherwise payable under any Financing Agreements to the Loan Trustee shall be promptly paid over by it to the Loan Trustee. All other rights, powers, duties and obligations conferred or imposed upon any additional or separate trustee shall be exercised or performed by the Loan Trustee and such additional or separate trustee jointly except to the extent that applicable law of any jurisdiction in which any particular act is to be performed renders the Loan Trustee incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations (including the holding of title to all or part of the Collateral in any such jurisdiction) shall be exercised and performed by such additional or separate trustee. No additional or separate trustee shall take any discretionary action except on the instructions of the Loan Trustee or a Majority in Interest of Noteholders. No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder, except that the Loan Trustee shall be liable for the consequences of its lack of reasonable care in selecting, and the Loan Trustee’s own actions in acting with, any additional or separate trustee. Each additional or separate trustee appointed pursuant to this Section 8.02 shall be subject to, and shall have the benefit of Article IV, Article V, Article VI, Article VIII, Article IX and Article X hereof insofar as they apply to the Loan Trustee. The powers of any additional or separate trustee appointed pursuant to this Section 8.02 shall not in any case exceed those of the Loan Trustee hereunder.

(c)          If at any time the Loan Trustee shall deem it no longer necessary or desirable for an additional or separate trustee to be appointed hereunder or in the event that the Loan Trustee shall have been requested to do so in writing by a Majority in Interest of Noteholders, the Loan Trustee and, upon the written request of the Loan Trustee, the Owner, shall execute and deliver an indenture supplemental hereto and all other instruments and agreements necessary or advisable to remove any additional or separate trustee. The Loan Trustee may act on behalf of the Owner under this Section 8.02(c) when and to the extent it could so act under Section 8.02(a) hereof. In any case, the Owner may remove an additional or separate trustee in the manner set forth in Section 8.01.

ARTICLE X

AMENDMENTS AND WAIVERS

Section 10.01. Instructions of Majority; Limitations.

(a)          The Owner agrees it shall not enter into any amendment of or supplement to the Lease or any other Financing Agreement or execute and deliver any written waiver or modification of, or consent under, the terms of the Lease or any other Financing Agreement unless such supplement, amendment, waiver, modification or consent is consented to in writing by the Loan Trustee and, except as otherwise provided in Section 9.01(c), a Majority in Interest of Noteholders.

(b)          Subject to (c) below, the Loan Trustee agrees with the Noteholders that it shall not enter into any amendment, waiver or modification of, supplement or consent to this Indenture, or any other Financing Agreement to which it is a party, unless such supplement, amendment, waiver, modification or consent is consented to in writing by a Majority in Interest of Noteholders, but upon the written request of a Majority in Interest of Noteholders, the Loan Trustee shall from time to time enter into any such supplement or amendment, or execute and deliver any such waiver, modification or consent, as may be specified in such request and as may be (in the case of any such amendment, supplement or modification), to the extent such agreement is required, agreed to by the Owner and, as may be appropriate, the Lessee, the Manufacturer or the Engine Manufacturer; provided, however, that, without the consent of each holder of an affected Equipment Note then outstanding and the Liquidity Providers, no such amendment, waiver or modification of the terms of, or consent under, any thereof, shall (i) modify any of the provisions of this Section 9.01, or of Article II or III or Section 4.01, 4.02 or 5.02 hereof, Section 3(a), (b) or (c), 5(a) or (b), 7(a), 9(a) or (b) or 10(c) of the Lease, Section 9 of the Note Purchase Agreement, the definitions of “Indenture Event of Default,” “Indenture Default,” “Lease Event of Default,” “Lease Default,” “Majority in Interest of Noteholders,” “Make-Whole Amount” or “Noteholder,” or the percentage of Noteholders required to take or approve any action hereunder, (ii) reduce the amount, or change the time of payment or method of calculation of any amount, of principal amount of any Equipment Note, Make-Whole Amount, if any, or interest with respect to any Equipment Note (including in respect of any such amounts payable by the Lessee pursuant to the Lease in connection with the termination of the Lease), or alter or modify the provisions of Article III hereof with respect to the order of priorities in which distribution thereunder shall be made as among the Noteholders, the Owner and Lessee, (iii) reduce, modify or amend any indemnities in favor of the Loan Trustee or the Noteholders (except that the Loan Trustee may consent to any waiver or reduction of an indemnity payable to it), or the other Indenture Indemnitees, (iv) consent to any change in the Indenture or the Lease which would permit redemption of Equipment Notes earlier than permitted under Section 2.10 or 2.11 hereof or the purchase of the Equipment Notes by the Owner, (v) reduce the amount or extend the time of payment of any amount payable under Sections 9(a) or 5(a) and (b) of the Lease or Rent or other amount payable by the Lessee pursuant to Section 3(a), (b) or (c), 5(a) or (b), 7(a), 9(a) or (b) or 10(c) of the Lease, in each case as set forth in the Lease, or modify, amend or supplement the Lease or consent to any assignment of the Lease, in either case releasing Lessee from its obligations in respect of the payment of any amount payable under Sections 3(e), 9(a) or 5(a) and (b) of the Lease or Rent or other amount payable by the Lessee pursuant to Section 3(a), (b) or (c), 5(a) or (b), 7(a), 9(a) or (b) or 10(c) of the Lease, in each case as set forth in the Lease, or altering the absolute and unconditional character of the obligations of Lessee to pay Rent as set forth in Section 3 and Section 11 of the Lease, or (vi) permit the creation of any Lien on the Collateral or any part thereof other than Permitted Liens or deprive any Noteholder of the benefit of the Lien of this Indenture or any Aircraft Security Document on the Collateral, as the case may be, except as provided in connection with the exercise of remedies under Article IV hereof; provided, further, that without the consent of each holder of an affected Related Equipment Note then outstanding, no such amendment, waiver or modification of terms of, or consent under, any thereof shall modify Section 3.03 or deprive any Related Note Holder of the benefit of the Lien of this Indenture or any Aircraft Security Document on the Collateral, as the case may be, except as provided in connection with the exercise of remedies under Article IV hereof. Notwithstanding the foregoing, without the consent of the affected Liquidity Provider neither the Owner nor the Loan Trustee shall enter into any amendment, waiver or modification of, supplement or consent to this Indenture or the other Financing Agreements which shall reduce, modify or amend any indemnities in favor of such Liquidity Provider.

(c)          At any time after the date hereof, the Owner and the Loan Trustee may enter into one or more agreements supplemental hereto and to amend the Equipment Notes or any other Financing Agreement without the consent of any Noteholder for any of the following purposes: (i) to evidence the succession of another Person to the Lessee and the assumption by any such successor of the covenants of the Lessee contained in any Operative Documents pursuant to Section 6.02(e) of the Participation Agreement; (ii) (a) to cure any defect or inconsistency herein, in any Financing Agreement or in the Equipment Notes, or to make any change not inconsistent with the provisions hereof (provided that such change does not adversely affect the interests of any Noteholder in its capacity solely as Noteholder, or (b) to cure any ambiguity or correct any mistake; (iii) to evidence the succession of another party as the Owner or Loan Trustee in accordance with the terms hereof or to evidence the succession of a new trustee or securities intermediary hereunder pursuant hereto, the removal of the trustee or securities intermediary hereunder or to provide for or facilitate the appointment of any co-trustee or co-trustees or any separate or additional trustee or trustees pursuant to Section 8.02 hereof; (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Loan Trustee or to make any other provisions with respect to matters or questions arising hereunder or under the other Financing Agreements so long as such action shall not adversely affect the interests of the Noteholders in its capacity solely as Noteholder; (v) to correct or amplify the description of any property at any time subject to the Lien of this Indenture or better to assure, convey and confirm unto the Loan Trustee any property subject or required to be subject to the Lien of this Indenture, or to subject to the Lien of this Indenture the Airframe or Engines or any Replacement Engine; (vi) to add to the covenants of the Owner for the benefit of the Noteholders or to surrender any rights or power herein conferred upon the Owner or the Lessee; (vii) to add to the rights of the Noteholders, the Indenture Indemnitees or Related Indenture Indemnitees; (viii) to provide for the reissuance of Additional Series Equipment Notes (and any Related Additional Series Equipment Notes) and for the issuance of pass through certificates issued by any pass through trust that acquires any such Series B Equipment Notes (and Related Series B Equipment Notes) or Additional Series Equipment Notes (and Related Additional Series Equipment Notes) and to make changes relating to any of the foregoing, (including, without limitation, to provide for any prefunding mechanism in connection therewith, or to provide for the relative priority of different series of Additional Series Equipment Notes as between such series) and to provide for any credit support for any pass through certificates relating to any such Series B Equipment Notes (and Related Series B Equipment Notes) (including, without limitation, to secure claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support (including, without limitation, to specify such credit support as a “Liquidity Facility” and the provider of any such credit support as a “Liquidity Provider” and, if such Liquidity Facility is to be comprised of more than one instrument, to incorporate appropriate mechanics for multiple Liquidity Facilities for a single Pass Through Trust)), provided that such Equipment Notes are issued in accordance with the Note Purchase Agreement and Section 7.01 of the Intercreditor Agreement; and (ix) to include on the Equipment Notes any legend as may be required by applicable law or as may otherwise be necessary or advisable; (x) to comply with any applicable requirements of the Trust Indenture Act or any other requirements of applicable law or of any regulatory body; (xi) to give effect to the replacement of a Liquidity Provider with a Replacement Liquidity Provider and the replacement of a Liquidity Facility with a Replacement Liquidity Facility therefor, and, if a Replacement Liquidity Facility is to be comprised of more than one instrument as contemplated by the definition of the term “Replacement Liquidity Facility” in the Intercreditor Agreement, to incorporate appropriate mechanics for multiple Liquidity Facilities for a single Pass Through Trust; (xii) to give effect to the replacement of the Depositary with a Replacement Depositary (as defined in the Note Purchase Agreement) and the replacement of a Deposit Agreement with a Replacement Deposit Agreement (as defined in the Note Purchase Agreement); (xiii) to evidence the succession of a new escrow agent or a new paying agent under an Escrow Agreement pursuant thereto or the removal of the escrow agent or the paying agent thereunder; and (xiv) to provide for the issuance, in connection with a refinancing, of Series B Equipment Notes (and Related Series B Equipment Notes) or the issuance (including the issuance of at any time following the payment in full of any previously issued Additional Series Equipment Notes of new Additional Series Equipment Notes of the same series designation as such Additional Series Equipment Notes that have been paid in full) or successive redemption and issuance from time to time of one or more separate series.

Section 10.02. Revocation and Effect of Consents. Until an amendment or waiver becomes effective, a consent to it by a Noteholder is a continuing consent by the Noteholder and every subsequent Noteholder, even if notation of the consent is not made on any Equipment Note.

Section 10.03. Notation on or Exchange of Equipment Notes. The Loan Trustee may place an appropriate notation about an amendment or waiver on any Equipment Note thereafter executed. The Loan Trustee in exchange for such Equipment Notes may execute new Equipment Notes that reflect the amendment or waiver.

Section 10.04. Trustee Protected. If, in the reasonable opinion of the institution acting as the Loan Trustee hereunder, any document required to be executed by it pursuant to the terms of Section 9.01 adversely affects any right, duty, immunity or indemnity with respect to such institution under this Indenture, such institution may in its discretion decline to execute such document.

Section 10.05. No Consent of Individual Indenture Indemnitees Required.

Notwithstanding anything in this Indenture or any other Financing Agreement to the contrary, when any provision hereof or thereof would otherwise require a consent of an Indenture Indemnitee, such provision shall always be construed to require only the consent of an Indenture Indemnitee other than any Indenture Indemnitee covered by clause (ix) of the definition of “Indenture Indemnitees”.

ARTICLE XI

MISCELLANEOUS

Section 11.01. Termination of Indenture. Upon payment in full of the principal amount of, Make-Whole Amount, if any, and interest on and all other amounts due under all Equipment Notes and provided that (i) there shall then be (x) no other Secured Obligations due to the Noteholders, the Loan Trustee and the other Indenture Indemnitees hereunder, under the Participation Agreement or any other Financing Agreement, and (y) no Related Secured Obligations due under any Related Indenture or any other “Financing Agreement” (as defined in any Related Indenture) and (ii) in the case of any redemption of all of the Equipment Notes pursuant to Section 2.11(a), the provisions of the foregoing clause (i) shall apply and no Related Indenture Event of Default shall have occurred and be continuing, the Owner shall direct the Loan Trustee to execute and deliver to or as directed in writing by the Owner an appropriate instrument releasing the Aircraft and the Engines and (subject to subclause (ix) of clause “third” of Section 3.03, if applicable) all other Collateral from the Lien of this Indenture and the Loan Trustee shall execute and deliver such instrument as aforesaid; provided that this Indenture and the trusts created hereby shall earlier terminate and this Indenture shall be of no further force or effect upon any sale or other final disposition by the Loan Trustee of all property constituting part of the Collateral and the final distribution by the Loan Trustee of all monies or other property or proceeds constituting part of the Collateral in accordance with the terms hereof. Except as aforesaid otherwise provided, this Indenture and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

Section 11.02. No Legal Title to Collateral in the Noteholders. No holder of an Equipment Note or a Related Equipment Note shall have legal title to any part of the Collateral. No transfer, by operation of law or otherwise, of any Equipment Note, Related Equipment Note or other right, title and interest of any Noteholder or Related Noteholder in and to the Collateral or hereunder shall operate to terminate this Indenture or entitle such holder or any successor or transferee of such holder to an accounting or to the transfer to it of any legal title to any part of the Collateral.

Section 11.03. Sale of Aircraft by Loan Trustee Is Binding. Any sale or other conveyance of the Aircraft, the Airframe, any Engine or any interest therein by the Loan Trustee made pursuant to the terms of this Indenture shall bind the Noteholders and the Owner and shall be effective to transfer or convey all right, title and interest of the Loan Trustee, the Owner and such Noteholders in and to such Aircraft, Airframe, Engine or interest therein. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Loan Trustee or the Noteholders.

Section 11.04. Indenture for Benefit of Owner, Noteholders, Loan Trustee, Other Indenture Indemnitees and Related Indenture Indemnitees. Nothing in this Indenture, whether express or implied, shall be construed to give any Person other than the Owner, the Noteholders, the Loan Trustee, the other Indenture Indemnitees, the Related Loan Trustees and the Related Indenture Indemnitees any legal or equitable right, remedy or claim under or in respect of this Indenture.

Section 11.05. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents or waivers required or permitted under the terms and provisions of this Indenture shall be in English and in writing, and given by United States registered or certified mail, return receipt requested, overnight courier service or facsimile, and any such notice shall be effective when received (or, if delivered by facsimile, upon completion of transmission and confirmation by the sender (by a telephone call to a representative of the recipient or by machine confirmation) that such transmission was received) and addressed as follows:

if to the Owner, addressed to:

Parina Leasing Limited

c/o Maples Corporate Services Limited

PO Box 309

Ugland House

Grand Cayman

KY1-1104

Cayman Islands

if to the Loan Trustee, addressed to:

Wilmington Trust Company

1100 North Market Street

Wilmington, Delaware 19890

Attention: Corporate Trust Admin/Drew Davis

Reference: LATAM 2015-1 EETC

Telephone: 302-636-6182

Facsimile: 302-636-4140

E-mail: DHDavis@Wilmingtontrust.com

if to any Noteholder, addressed to such Noteholder at its address set forth in the Equipment Note Register maintained pursuant to Section 2.07;

if to any Indenture Indemnitee other than the Loan Trustee, addressed to the address of such party (if any) set forth in Section 7.01 of the Participation Agreement or to such other address as such Indenture Indemnitee shall have furnished by notice to the Owner and the Loan Trustee; and

if to any Related Indenture Indemnitee, addressed to such Related Indenture Indemnitee at its address set forth in the Equipment Note Register (defined in the applicable Related Indenture) maintained pursuant to Section 2.07 of the applicable Related Indenture.

Any party, by notice to the other parties hereto, may designate different addresses for subsequent notices or communications. Whenever the words “notice” or “notify” or similar words are used herein, they mean the provision of formal notice as set forth in this Section 10.05.

Section 11.06. Severability. To the extent permitted by applicable law, any provision of this Indenture that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 11.07. No Oral Modification or Continuing Waivers. No terms or provisions of this Indenture or of the Equipment Notes may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Owner and the Loan Trustee, in compliance with Article IX. Any waiver of the terms hereof or of any Equipment Note shall be effective only in the specific instance and for the specific purpose given.

Section 11.08. Successors and Assigns. All covenants and agreements contained herein shall bind and inure to the benefit of, and be enforceable by, each of the parties hereto and the successors and permitted assigns of each, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Noteholder shall bind the successors and permitted assigns of such Noteholder. Each Noteholder by its acceptance of an Equipment Note agrees to be bound by (i) this Indenture and all provisions of the Participation Agreement, the other Financing Agreements and the Pass Through Documents applicable to a Noteholder and (ii) all provisions of each Related Indenture applicable to a Related Noteholder to the extent such Noteholder is such Related Noteholder.

Section 11.09. Headings. The headings of the various Articles and Sections herein and in the Table of Contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 11.10. [Reserved].

Section 11.11. Voting by Noteholders. All votes of the Noteholders shall be governed by a vote of a Majority in Interest of Noteholders, except as otherwise provided herein.

Section 11.12. U.S. Tax Treatment of the Equipment Notes. All Noteholders shall be required to treat the Equipment Notes as indebtedness for all U.S. federal, state and local tax purposes.

Section 11.13. The Owner’s Performance and Rights. Any obligation imposed on the Owner herein shall require only that the Owner perform or cause to be performed such obligation, even if stated as a direct obligation, and the performance of any such obligation by any permitted assignee, lessee or transferee under an assignment, lease or transfer agreement then in effect and in accordance with the provisions of the Financing Agreements shall constitute performance by the Owner and, to the extent of such performance, discharge such obligation by the Owner. Except as otherwise expressly provided herein, any right granted to the Owner in this Indenture shall grant the Owner the right to permit such right to be exercised by any such assignee, lessee or transferee, and, in the case of a lessee, as if the terms hereof were applicable to such lessee were such lessee the Owner hereunder. The inclusion of specific references to obligations or rights of any such assignee, lessee or transferee in certain provisions of this Indenture shall not in any way prevent or diminish the application of the provisions of the two sentences immediately preceding with respect to obligations or rights in respect of which specific reference to any such assignee, lessee or transferee has not been made in this Indenture.

Section 11.14. Counterparts. This Indenture may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Indenture including a signature page or pages executed by each of the parties hereto shall be an original counterpart of this Indenture, but all of such counterparts together shall constitute one instrument.

Section 11.15. Governing Law. THIS INDENTURE HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND THIS INDENTURE, ANY INDENTURE SUPPLEMENT AND THE EQUIPMENT NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

Section 11.16. Confidential Information. The term “Confidential Information” means: (a) the existence and terms of the Lease and any Permitted Sublease of the Airframe or Engines and the identity of the Permitted Sublessee thereunder; (b) all information obtained in connection with any inspection conducted by the Loan Trustee or their respective representatives pursuant to Section 7(h) of the Lease, (c) each certification and all information contained in each report furnished to the Loan Trustee or any Liquidity Provider pursuant to Section 10 of the Lease; (c) all information regarding the Warranty Rights; and (d) all other information designated by the Owner as non-public information. All Confidential Information shall be held confidential by the Loan Trustee, each Liquidity Provider and each Noteholder and each affiliate, agent, officer, director, or employee of any thereof and shall not be furnished or disclosed by any of them to anyone other than (i) the Loan Trustee or any Noteholder and (ii) their respective bank examiners, auditors, accountants, agents and legal counsel, and except as may be required by an order of any court or administrative agency or by any statute, rule, regulation or order of any governmental authority.

Section 11.17. Submission to Jurisdiction. Each of the parties hereto, and by acceptance of Equipment Notes, each Noteholder, to the extent it may do so under applicable law, for purposes hereof and of all other Financing Agreements hereby (a)) irrevocably submits itself to the non-exclusive jurisdiction of the courts of the State of New York sitting in the City of New York and to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Indenture, the subject matter hereof or any of the transactions contemplated hereby brought by any party or parties hereto or thereto, or their successors or permitted assigns and (b) waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Indenture or the Equipment Notes or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by such courts. The Owner hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents of any of the aforementioned courts in any such suit, action or proceeding may be made by mailing copies thereof by registered or certified mail, postage prepaid, to its agent for process set forth in Schedule IV to the Note Purchase Agreement.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their respective officers thereof duly authorized, as of the date first above written.

PARINA LEASING LIMITED

BY:	/s/ Pilar Duarte
	Name:	Pilar Duarte
	Title:	Authorized Signatory

WILMINGTON TRUST COMPANY, not in its individual capcity, except as expressly provided herein, but solely as Loan Trustee

BY:	/s/ Drew H. Davis
	Name:	Drew H. Davis
	Title:	Assistant Vice President

EXHIBIT A to
INDENTURE AND SECURITY AGREEMENT

FORM OF INDENTURE SUPPLEMENT

(A representative copy of an Indenture Supplement is filed as Exhibit 4.10 to the Registration Statement on Form F-4 pursuant to Instruction 2 of Item 601 of Regulation S-K.)

SCHEDULE I to

INDENTURE AND SECURITY AGREEMENT

DESCRIPTION OF EQUIPMENT NOTES

	Original Principal Amount	Maturity Date

Series A Equipment Notes:	$33,556,000.00	November 15, 2027

Series B Equipment Notes:	$6,496,000.00	November 15, 2023

CERTAIN DEFINED TERMS

Defined Term	Definition
Debt Rate for Series A Equipment Notes	4.200% per annum.
Make-Whole Spread for Series A Equipment Notes	0.30%.

Debt Rate for Series B Equipment Notes	4.500% per annum.
Make-Whole Spread for Series B Equipment Notes	0.45%.

Indenture and Security Agreement
(LATAM 2015-1 Aircraft EETC)

MSN 6698

SCHEDULE I to
INDENTURE AND SECURITY AGREEMENT

EQUIPMENT NOTES AMORTIZATION

SERIES A EQUIPMENT NOTES

Airbus A321-200
6698

Payment Date	Original Principal Amount to be Paid

At Issuance	0
May 15, 2016	1,680,927.90
August 15, 2016	441,061.95
November 15, 2016	1,941,018.75
February 15, 2017	440,974.51
May 15, 2017	440,929.23
August 15, 2017	440,882.88
November 15, 2017	440,835.43
February 15, 2018	440,786.82
May 15, 2018	440,737.04
August 15, 2018	440,686.05
November 15, 2018	440,633.80
February 15, 2019	440,580.25
May 15, 2019	481,492.81
August 15, 2019	481,426.34
November 15, 2019	481,358.16
February 15, 2020	481,288.24
May 15, 2020	481,216.50
August 15, 2020	481,142.89
November 15, 2020	481,067.33
February 15, 2021	480,989.77
May 15, 2021	480,910.13
August 15, 2021	480,828.32
November 15, 2021	480,744.28
February 15, 2022	480,657.93
May 15, 2022	480,569.16
August 15, 2022	480,477.90
November 15, 2022	480,384.06
February 15, 2023	480,287.52
May 15, 2023	480,188.20
August 15, 2023	480,085.97

SCHEDULE I to

INDENTURE AND SECURITY AGREEMENT

November 15, 2023	479,980.73
February 15, 2024	479,872.35
May 15, 2024	479,760.72
August 15, 2024	479,645.70
November 15, 2024	479,527.14
February 15, 2025	479,404.91
May 15, 2025	479,278.85
August 15, 2025	479,148.79
November 15, 2025	479,014.58
February 15, 2026	478,876.02
May 15, 2026	478,732.93
August 15, 2026	478,585.11
November 15, 2026	478,432.36
February 15, 2027	478,274.43
May 15, 2027	478,111.11
August 15, 2027	477,942.13
November 15, 2027	9,206,242.02

SCHEDULE I to

INDENTURE AND SECURITY AGREEMENT

SERIES B EQUIPMENT NOTES

Airbus A321-200

6698

Payment Date	Original Principal Amount to be Paid

At Issuance	0.00
May 15, 2016	768,874.04
August 15, 2016	164,868.30
November 15, 2016	41,217.00
February 15, 2017	41,217.00
May 15, 2017	41,217.00
August 15, 2017	35,572.61
November 15, 2017	164,740.52
February 15, 2018	164,713.12
May 15, 2018	164,685.06
August 15, 2018	164,656.28
November 15, 2018	164,626.83
February 15, 2019	164,596.62
May 15, 2019	164,565.67
August 15, 2019	164,533.92
November 15, 2019	164,501.38
February 15, 2020	164,468.00
May 15, 2020	164,433.75
August 15, 2020	164,398.61
November 15, 2020	164,362.55
February 15, 2021	164,325.51
May 15, 2021	164,287.48
August 15, 2021	164,248.43
November 15, 2021	164,208.31
February 15, 2022	164,167.07
May 15, 2022	164,124.70
August 15, 2022	182,273.35
November 15, 2022	218,601.52
February 15, 2023	218,537.90
May 15, 2023	273,022.85
August 15, 2023	254,756.88
November 15, 2023	1,131,197.74
February 15, 2024	0.00

SCHEDULE I to
INDENTURE AND SECURITY AGREEMENT

May 15, 2024	0.00
August 15, 2024	0.00
November 15, 2024	0.00
February 15, 2025	0.00
May 15, 2025	0.00
August 15, 2025	0.00
November 15, 2025	0.00
February 15, 2026	0.00
May 15, 2026	0.00
August 15, 2026	0.00
November 15, 2026	0.00
February 15, 2027	0.00
May 15, 2027	0.00
August 15, 2027	0.00
November 15, 2027	0.00

SCHEDULE II to
INDENTURE AND SECURITY AGREEMENT

PASS THROUGH TRUST AGREEMENT AND

PASS THROUGH TRUST SUPPLEMENTS

Pass Through Trust Agreement, dated as of May 29, 2015, between LATAM Airlines Group S.A. and Wilmington Trust Company, as trustee, as supplemented by Trust Supplement No. 2015-1A, dated as of May 29, 2015 and Trust Supplement No. 2015-1B, dated as of May 29, 2015.

ANNEX A to
INDENTURE AND SECURITY AGREEMENT

DEFINITIONS

MSN 6698

PART I ANNEX A to

Participation Agreement,
Indenture and Security Agreement and

Lease Agreement

DEFINITIONS

“Acceptance Certificate” means the acceptance certificate to be entered into between the Lessee and the Lessor on the Closing Date substantially in the form of Exhibit II to the Lease.

“Act” means the Federal Aviation Act of 1958.

“Additional Insureds” has the meaning set forth in Section 10(b) of the Lease. “Additional Series” or “Additional Series Equipment Notes” means Equipment Notes issued under the Indenture and designated as a series (other than “Series A”, or “Series B”, thereunder, if any, in the principal amounts and maturities and bearing interest as specified in Schedule I to the Indenture amended at the time of original issuance of such Additional Series under the heading for such series.

“Additional Series Pass Through Certificates” means the pass through certificates, if any, issued by any Additional Series Pass Through Trust (including, without limitation, any “Refinancing Certificates” (as such term is defined in the Intercreditor Agreement”) issued by a “Refinancing Trust” described in clause (ii) of the definition of “Additional Series Pass Through Trust”).

“Additional Series Pass Through Trust” means (i) initially, a grantor trust, if any, created pursuant to the applicable Pass Through Trust Agreement to facilitate the issuance and sale of pass through certificates in connection with the initial issuance of any Additional Series Equipment Notes and (ii) any “Refinancing Trust” (as such term is defined in the Intercreditor Agreement) created in connection with any subsequent redemption of such Additional Series Equipment Notes and issuance of new Additional Series Equipment Notes.

“Additional Series Pass Through Trust Agreement” means a Trust Supplement entered into in connection with the creation of an Additional Series Pass Through Trust, together with the Basic Pass Through Trust Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Additional Series Pass Through Trustee” means, with respect to any Additional Series Pass Through Trust, the trustee under the Additional Series Pass Through Trust Agreement for such Additional Series Pass Through Trust, in its capacity as pass through trustee thereunder.

“Administration Agreement” means the administration agreement dated on or about the Issuance Date between the Owner, LATAM, the Subordination Agent and the Administrator as to the administration of the Owner.

“Administrator” means MaplesFS Limited.

“Affected Related Aircraft” has the meaning set forth in Section 3(e)(i) of the Lease.

“Affiliate” of any Person means (i) any other Person directly or indirectly controlling, directly or indirectly controlled by, or under direct or indirect common control with, such Person; or if such Person is a partnership, any general partner of such Person or a Person controlling such general partner and/or (ii) any other Person who would, under IFRS, be consolidated or required to be consolidated for accounting purposes with such Person. For purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise. In no event shall WTC be deemed to be an Affiliate of the Loan Trustee or vice versa.

“After-Tax Basis” means that indemnity and compensation payments required to be made on such basis will be supplemented by the Person paying the base amount by that amount (the “additional amount”) which, when added to such base amount, and after deduction of all federal, state, local and foreign Taxes required to be paid by or on behalf of the payee with respect of the receipt or realization of the base amount and any such supplemental amounts, and after consideration of any current tax savings of such payee resulting by way of any deduction, credit or other tax benefit actually and currently realized that is attributable to such base amount or additional amount (or the circumstances giving rise to the payment of the base amount or the additional amount), shall net such payee the full amount of such base amount.

“Agreement” and “Participation Agreement” mean that certain Participation Agreement (6698), dated on or before the Closing Date, among LATAM, the Owner, WTC, the Pass Through Trustee under each Pass Through Trust Agreement in effect as of the date of execution and delivery of such Participation Agreement, the Subordination Agent and the Loan Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Aircraft” means one (1) new Airbus model A321-200 aircraft comprising the Airframe together with the two (2) new CFM56-5B3/3 Engines described in the Indenture Supplement originally executed and delivered under the Indenture (or any Replacement Engine that may from time to time be substituted for any of such Engines pursuant to Section 7(j) or 9(b) of the Lease), whether or not any of such initial or substituted Engines may from time to time be installed on such Airframe or installed on any other airframe or on any other aircraft.

“Aircraft Security Documents” means the Note Guarantee, the Local Mortgage, the Assignment of Insurances, any Subordination Acknowledgment, the Lessee Power of Attorney and the Lessor Power of Attorney and the Warranty Assignments.

“Airframe” means (a) the Airbus model A321-200 airframe further described in Annex A to the Indenture Supplement originally executed and delivered under the Indenture (except the Engines or engines from time to time installed thereon and any and all Parts related to such Engine or engines) and (b) and any and all Parts, whether or not the same shall be incorporated or installed in or attached to the Airframe so long as title thereto shall remain vested in the Owner in accordance with the terms of Section 8(a) of the Lease, together with the Manuals and Technical Records therefor.

“Airframe Warranties Agreement” means the airframe warranties agreement dated as of the Closing Date among the Lessee, the Lessor, the Loan Trustee and the Manufacturer in respect of the Airframe, substantially in the form of Exhibit L-1 to the Note Purchase Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Airworthiness Directive” means any requirement for the inspection, repair or modification of the Aircraft, any Engine or any Part as issued by the Aviation Authority.

“Applicable Laws” means, with respect to any Person or property (including the Aircraft and any Collateral), all applicable laws, treaties, conventions, ordinances, judgments, decrees, injunctions, writs, rules, regulations, orders, interpretations, licenses, permits and orders of any Government Body in any relevant jurisdiction, in each case applicable to such Person or property (including the Aircraft and any Collateral).

“Approved Maintenance Facility” has the meaning set forth in Section 7(c)(i) of the Lease.

“Approved Maintenance Program” has the meaning set forth in Section 7(c)(i) of the Lease.

“Assignment of Insurances” means the Assignment of Insurances dated as of the Closing Date between LATAM and the Loan Trustee substantially in the form of Exhibit H to the Note Purchase Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Average Life Date” means, for each Equipment Note to be redeemed, the date which follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Equipment Note. “Remaining Weighted Average Life” of an Equipment Note, at the redemption date of such Equipment Note, means the number of days equal to the quotient obtained by dividing: (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment of principal, including the payment due on the maturity date of such Equipment Note, by (B) the number of days from and including the redemption date to but excluding the scheduled Payment Date of such principal installment by (ii) the then unpaid principal amount of such Equipment Note.

“Aviation Authority” means (i) the Dirección General de Aeronáutica Civil of Chile and any successor organization and each other Government Body or other Person who shall from time to time be vested with the control and supervision of, or have jurisdiction over, the registration, airworthiness and operation of aircraft or other matters relating to civil aviation in Chile, or (ii) if the Aircraft is subleased to, or operated by, a Permitted Sublessee and is re-registered in accordance with Section 7(b) of the Lease, such Government Body or other Person who shall from time to time be vested with the control and supervision of, or have jurisdiction over, the registration, airworthiness and operation of aircraft or other matters relating to civil aviation in the applicable Permitted Jurisdiction.

“Bankruptcy Law” means any domestic or foreign bankruptcy, insolvency, receivership or similar law.

“Basic Pass Through Trust Agreement” means that certain Pass Through Trust Agreement, dated as of May 29, 2015, between LATAM and WTC, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms (but does not include any Trust Supplement).

“Basic Rent” has the meaning set forth in Section 3(b)(i) of the Lease.

“Basic Rent Payment Date” means, in respect of the Basic Rent, (x) the first Payment Date occurring after the Closing Date and (y) each of the successive Payment Dates thereafter (or, in each case, if any such day is not a Business Day, the next succeeding Business Day).

“Bill of Sale” means the bill of sale for the Aircraft executed by the Manufacturer in favor of the Owner dated the date on which the Aircraft is delivered to the Owner and pursuant to which the Owner obtained title to such Aircraft, substantially in the form set out in Schedule 1 (Bill of Sale) to the Purchase Agreement Assignment.

“Brazil” shall mean the Federal Republic of Brazil.

“Business Day” means any day other than a Saturday, Sunday or day on which commercial banks are required or authorized to close in New York, New York, Santiago, Chile, Wilmington, Delaware, or, if different from the foregoing, the city in which the Loan Trustee, any Pass Through Trustee or the Subordination Agent maintains its corporate trust office or receives and disburses funds.

“Call Option Agreements” has the meaning set forth in Section 1.01 of the Intercreditor Agreement.

“Certificate of Airworthiness” means with respect to the Aircraft, the certificate of airworthiness issued by the Aviation Authority.

“Certificate of Registration” means, with respect to the Aircraft, the certificate of aircraft registration issued by the Aviation Authority.

“Certificate Purchase Agreement” means, as applicable, that certain Purchase Agreement, dated as of May 14, 2015, among LATAM, the Owner, each Related Owner and Citigroup Global Markets Inc., as representative of the initial purchasers named therein, and the Depositary, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Change in Law” means, in each case after the date of the Indenture or as otherwise specified in any relevant Financing Agreements, any implementation, introduction, abolition, withdrawal or variation of any Applicable Law, regulation, published practice or concession or official directive, ruling, request, notice, guideline, statement of policy or practice statement by any Government Body (whether or not having the force of law but in respect of which compliance by banks or other financial institutions in the relevant jurisdiction is generally customary) or any change in any interpretation, or the introduction or making of any new or further interpretation, or any new or different interpretation by any court, tribunal, governmental, revenue, local, federal, international, national, fiscal or other competent authority or compliance with any new or different request or direction (in either case whether or not having the force of law but in respect of which compliance by banks or other financial institutions in the relevant jurisdiction is generally customary) from any Government Body.

“Charter” shall mean any contractual agreement (other than a contractual agreement with respect to a regularly scheduled flight of the Lessee) entered into by the Lessee with any Person other than an air carrier for the use (but not operation) of the Aircraft or any Part thereof.

“Chile” shall mean the Republic of Chile.

“Class A Certificates” means Pass Through Certificates issued by the Class A Pass Through Trust.

“Class A Liquidity Facility” has the meaning set forth in the Intercreditor Agreement.

“Class A Liquidity Provider” has the meaning set forth in the Intercreditor Agreement.

“Class A Pass Through Trust” means the LATAM Pass Through Trust 2015-1A created pursuant to the Basic Pass Through Trust Agreement, as supplemented by Trust Supplement No. 2015-1A, dated as of the Issuance Date, between LATAM and WTC, as Class A Trustee.

“Class A Trustee” means the trustee for the Class A Pass Through Trust.

“Class B Certificates” means Pass Through Certificates issued by the Class B Pass Through Trust.

“Class B Liquidity Facility” has the meaning set forth in the Intercreditor Agreement.

“Class B Liquidity Provider” has the meaning set forth in the Intercreditor Agreement.

“Class B Pass Through Trust” means the LATAM Pass Through Trust 2015-1B created pursuant to the Basic Pass Through Trust Agreement, as supplemented by Trust Supplement No. 2015-1B, dated as of the Issuance Date, between LATAM, and WTC, as Class B Trustee.

“Class B Trustee” means the trustee for the Class B Pass Through Trust. “Closing” has the meaning specified in Section 2.03 of the Participation Agreement.

“Closing Date” means the date of the closing of the transaction contemplated by the Financing Agreements.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all or part of the property subject to the Liens created by the Indenture or any Security Document, as the context may require.

“Confidential Information” has the meaning specified in Section 10.16 of the Indenture.

“Controlling Party” has the meaning specified in Section 2.06 of the Intercreditor Agreement.

“Corporate Trust Office” has the meaning specified in Section 1.01 of the Intercreditor Agreement.

“Debt Rate” means, with respect to any Series of Equipment Notes, (i) the rate per annum specified for the applicable Series as such in Schedule I to the Indenture (as, in the case of any Additional Series Equipment Notes issued after the Closing Date, such Schedule I may be amended in connection with such issuance) and as such rate may be changed from time to time for such period(s), and in such amounts and circumstances, as provided in Section 2(d) of the relevant Registration Rights Agreement, and (ii) for any other purpose, with respect to any period, the weighted average interest rate per annum during such period borne by the outstanding Equipment Notes, excluding any interest payable at the Past Due Rate.

“Default” means a Lease Event of Default or an event or a condition that, with the giving of notice or lapse of time or both, would become a Lease Event of Default.

“Defaulted Operative Indenture” means any Operative Indenture (the terms “Indenture Event of Default”, “Equipment Notes” and “Payment Default” used in this definition have the meanings specified therefor in such Operative Indenture) with respect to which (i) a Payment Default has occurred and is continuing or an Indenture Event of Default described in Section 4.01(a) of such Operative Indenture has occurred and is continuing or (ii) an Indenture Event of Default other than an Indenture Event of Default described in Section 4.01(a) of such Operative Indenture has occurred and is continuing and, in any such case, either (x) the Equipment Notes issued thereunder have been accelerated and such acceleration has not been rescinded and annulled in accordance therewith or (y) the loan trustee under such Operative Indenture has given the Owner a notice of its intention to exercise one or more of the remedies specified in Section 4.02(a) of such Operative Indenture.

“Delivery” shall mean the time when the Owner (through the Lessee, if applicable) shall accept delivery of the Aircraft from the Manufacturer pursuant to the terms of the Purchase Agreement.

“Delivery Date” shall mean the date on which the Delivery of the Aircraft occurs under the applicable Purchase Agreement, which for the avoidance of doubt, shall be the same as the “Closing Date”.

“Deposit Agreement” means, subject to Section 5(f) of the Note Purchase Agreement, each of the two Deposit Agreements, dated as of the applicable Issuance Date, between the Escrow Agent and the Depositary, which relate to the Class A Pass Through Trust or the Class B Pass Through Trust, respectively; provided that, for purposes of any obligation of Owner, no amendment, modification or supplement to, or substitution or replacement of, any such Deposit Agreement shall be effective unless consented to by the Owner.

“Depositary” means, subject to Section 5(f) of the Note Purchase Agreement, Natixis, acting through its New York Branch, as Depositary under each Deposit Agreement.

“Direction” has the meaning specified in Section 2.16 of the Indenture.

“Directors Services Agreement” means the director services agreement dated on or about the Issuance Date among the Administrator, the Owner and the Subordination Agent.

“Dollars” “US Dollars”, “U.S.$”, “US$” and “$” mean immediately available and freely transferable lawful currency of the United States of America.

“Dry Lease” means any lease of the Aircraft (other than a Wet Lease).

“Eligible Account” means an account established by and with an Eligible Institution at the request of the Loan Trustee, which institution agrees, for all purposes of the NY UCC including Article 8 thereof, that (a) such account shall be a “securities account” (as defined in Section 8-501(a) of the NY UCC), (b) such institution is a “securities intermediary” (as defined in Section 8-102(a)(14) of the NY UCC), (c) all property (other than cash) credited to such account shall be treated as a “financial asset” (as defined in Section 8-102(a)(9) of the NY UCC), (d) the Loan Trustee shall be the “entitlement holder” (as defined in Section 8-102(a)(7) of the NY UCC) in respect of such account, (e) it will comply with all entitlement orders issued by the Loan Trustee to the exclusion of the Owner, (f) it will waive or subordinate in favor of the Loan Trustee all claims (including, without limitation, claims by way of security interest, lien or right of set-off or right of recoupment), and (g) the “securities intermediary jurisdiction” (under Section 8-110(e) of the NY UCC) shall be the State of New York.

“Eligible Institution” means the corporate trust department of (a) WTC or any other Person that becomes a successor Loan Trustee under the Indenture, in each case, acting solely in its capacity as a “securities intermediary” (as defined in Section 8- 102(a)(14) of the NY UCC), or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any United States branch of a foreign bank), which has a Long-Term Rating of at least A2 (or its equivalent) from Moody’s and A (or its equivalent) from S&P.

“Engine” means (a) each of the two CFM International, Inc. engines (generic manufacturer and model CFM56-5B3/3) listed by manufacturer’s serial number and further described in Annex A to the Indenture Supplement originally executed and delivered under the Indenture, whether or not from time to time installed on the Airframe or installed on any other airframe or on any other aircraft, and (b) any Replacement Engine; in each case whether or not such engine or Replacement Engine at any time is installed on the Aircraft or is installed on any other aircraft or airframe, so long as title thereto shall remain vested in the Lessor in accordance with the terms of Section 7(e) of the Lease, together with the Manual and Technical Records therefor; together in each case with any and all related Parts, but excluding items installed or incorporated in or attached to any such engine from time to time that are excluded from the definition of Parts. At such time as a Replacement Engine shall be so substituted and the Engine for which substitution is made shall be released from the Lien of the Indenture and the Aircraft Security Documents, such replaced Engine shall cease to be an Engine under the Indenture and the Aircraft Security Documents.

“Engine Agreement” means the CFM General Terms Agreement No. CFM-1- 2377460475 dated 17 December 2010 between the Engine Manufacturer CFM International, Inc. and the Lessee, but solely to the extent such General Terms Agreement relates to the Engines, as amended, modified or supplemented from time to time, including all letter agreements thereto;

“Engine Manufacturer” means CFM International, Inc..

“Engine Warranties Agreement” means the Engine Warranties Agreement dated as of the Closing Date among the Owner, LATAM and the Loan Trustee, substantially in the form of Exhibit M-2 to the Note Purchase Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Equipment Note” means and includes any equipment notes issued under the Indenture in the form specified in Section 2.01 thereof (as such form may be varied pursuant to the terms of the Indenture) and any Equipment Note issued in exchange therefor or replacement thereof pursuant to Section 2.07 or 2.08 of the Indenture.

“Equipment Note Register” has the meaning specified in Section 2.07 of the Indenture.

“Equipment Note Registrar” has the meaning specified in Section 2.07 of the Indenture.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA as in effect at the date of the Participation Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

“Escrow Agent” means Wilmington Trust, National Association, a national banking association, as escrow agent under each Escrow Agreement, or any successor agent thereto.

“Escrow Agreement” means each of the two Escrow and Paying Agent Agreement, dated as of the Issuance Date, among the Escrow Agent, the Paying Agent, Citigroup Global Markets Inc., as representative of the applicable Initial Purchasers, and one of the Pass Through Trustees, which relate to the Class A Pass Through Trust or the Class B Pass Through Trust; provided that, for purposes of any obligation of the Owner, no amendment, modification or supplement to, or substitution or replacement of, any such Escrow Agreement shall be effective unless consented to by the Owner.

“Event of Loss” means, with respect to the Aircraft, the Airframe or any Engine, any of the following events: (i) the destruction of or damage to such property that renders repair uneconomic or that renders such property permanently unfit for normal use; (ii) any damage or loss to or other circumstance in respect of such property that results in an insurance settlement with respect to such property on the basis of a total loss, or a constructive, compromised or arranged total loss; (iii) the confiscation or nationalization of, or requisition of title to such property by any Government Body; (iv) the theft, hijacking or disappearance of such property that shall have resulted in the loss of possession of such property by the Lessee (or a Permitted Sublessee) for a period in excess of sixty (60) days; (v) grounding of the Aircraft or other prohibition on the operation or use of the Aircraft in the normal course of Lessee’s business for a period of one hundred twenty (120) consecutive days due to action by a Government Body; or (vi) the seizure of, sequestration of, condemnation, confiscation or taking of, or requisition for use of, such property by any Government Body that shall have resulted in the loss of possession of such property by the Lessee (or Permitted Sublessee) and such requisition for use shall have continued beyond the earlier of (A) sixty (60) days and (B) the date of receipt of insurance or condemnation proceeds with respect thereto. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe.

An Event of Loss shall be deemed to have occurred:

(a)          in the case of an actual total loss, at 12:00 midnight (New York time) on the actual date the Aircraft was lost or, if such date is not known, 12:00 midnight (New York time) on the day on which the Aircraft was last heard from;

(b)          in the case of any of the events described in paragraph (i) of the definition of Event of Loss above (other than an actual total loss), upon the date of occurrence of such destruction, damage or rendering unfit;

(c)          in the case of any of the events described in paragraph (ii) of the definition of Event of Loss above (other than an actual total loss), the date and time at which either a total loss is subsequently admitted by the insurers or a competent court or arbitration tribunal issues a judgment to the effect that a total loss has occurred;

(d)          in the case of any of the events referred to in paragraph (iii) of the definition of Event of Loss above, upon the occurrence thereof; and

(e)          in the case of any of the events referred to in paragraphs (iv), (v) and (vi) of the definition of Event of Loss above, upon the expiration of the period of time specified therein.

“Expenses” means any and all liabilities, obligations, losses, damages, settlements, penalties, claims, actions, suits, reasonable costs, reasonable expenses and disbursements (including, without limitation, reasonable fees and disbursements of legal counsel, accountants, appraisers, inspectors or other professionals, and costs of investigation).

“FAA” means the Federal Aviation Administration of the United States of America and any successor Government Body or other Person who shall from time to time be vested with the control and supervision of, or have jurisdiction over, the registration, airworthiness and operation of aircraft or other matters relating to civil aviation in the United States of America.

“Federal Funds Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by WTC from three Federal funds brokers of recognized standing selected by it.

“Final Maturity Date” means, with respect to each Equipment Note, the final scheduled Payment Date applicable to such Equipment Note (or if such day is not a Business Day, the next succeeding Business Day).

“Financial Indebtedness” of any Person shall mean, on any date, all indebtedness of such Person as of such date, and shall include the following: (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services other than in the ordinary course of business; (iv) all obligations of such Person under finance or capital leases which would be shown as an obligation in a balance sheet prepared in accordance with IFRS; (v) all indebtedness of others in respect of obligations referred to in (i) to (iv) above, guaranteed in any manner, directly or indirectly, by such Person and (vi) all net reimbursement obligations of such Person in respect of letters of credit, foreign currency sale agreements and bankers' acceptances, except such as are obtained by such Person to secure performance of obligations (other than for borrowed money or similar obligations). Notwithstanding the foregoing, intercompany debt and trade payables incurred in the ordinary course of business shall not constitute “Financial Indebtedness”.

“Financing Agreements” means, collectively, the Participation Agreement, the Indenture, each Indenture Supplement, the Lease, the Aircraft Security Documents, the Manufacturer’s Consent and the Equipment Notes.

“Government” means the government of any of Canada, Cayman Islands, Chile, France, Germany, Japan, The Netherlands, Sweden, Switzerland, the United Kingdom or the United States and any instrumentality or agency thereof.

“Government Body” means (whether having a distinct legal personality or not) any nation or government, any state or other political subdivision thereof or local jurisdiction therein, any agency, authority, instrumentality, board commission, department, division, organ, regulatory body, court, central bank or other entity, however constituted, exercising executive, legislative, judicial, taxing, regulatory, supervisory or administrative functions of or pertaining to government, any securities exchange and any self regulatory organization.

“Government of Registry” shall mean Chile or any Permitted Jurisdiction in which the Aircraft is registered as permitted under Section 7(b) of the Lease and any agency or instrumentality thereof.

“Guarantor” means each Related Owner under the Note Guarantee.

“IFRS” shall mean the International Financial Reporting Standards.

“Indemnitee” has the meaning specified in Section 4.03(a) of the Participation Agreement.

“Indenture” means that certain Indenture and Security Agreement (6698), dated as of the Closing Date, between the Owner and the Loan Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, including supplementation by an Indenture Supplement pursuant to the Indenture.

“Indenture Event of Default” has the meaning specified in Section 4.01 of the Indenture.

“Indenture Indemnitee” means (i) the Loan Trustee, (ii) WTC, (iii) each separate or successor or additional trustee appointed pursuant to Section 8.02 of the Indenture, (iv) so long as it holds any Equipment Notes as agent and trustee of any Pass Through Trustee, the Subordination Agent, (v) each Liquidity Provider, (vi) so long as it is the holder of any Equipment Notes, each Pass Through Trustee, (vii) the Paying Agent, (viii) the Escrow Agent, and (ix) any of their respective successors and permitted assigns in such capacities, directors, officers, employees, agents and servants. No holder of a Pass Through Certificate in its capacity as such shall be an Indenture Indemnitee.

“Indenture Supplement” means a supplement to the Indenture, substantially in the form of Exhibit A to the Indenture, which shall particularly describe the Aircraft and any Replacement Engine included in the property subject to the Lien of the Indenture.

“Independent Director” means one of the directors of the Owner, who shall be a Person who, at any time during his/her/its tenure as director or during the five years preceding his/her/its appointment as director (i) does not have and is not committed to acquire any direct or indirect financial, legal or beneficial interest in the Owner or LATAM and is not a creditor, supplier, family member, manager, contractor, shareholder, director, officer, employee, subsidiary or Affiliate of the Owner or LATAM; (ii) is not connected with the Owner, LATAM or any creditor, supplier, family member, manager, contractor, shareholder, director, officer, employee, subsidiary or Affiliate of LATAM; (iii) is not, and has not been on the board of directors of and does not control (directly, indirectly or otherwise) LATAM or any of its Affiliates (except in the capacity of independent director of LATAM), and provided that, for the avoidance of doubt, any director provided to the Owner by MaplesFS Limited or any of its Affiliates from time to time pursuant to the terms of the Administration Agreement, Directors Services Agreement or any other services agreement with such entity shall be an Independent Director for the purposes of this definition and the Articles of Association of the Owner, and provided further that for the avoidance of doubt, in circumstances where two or more directors are provided by Maples FS Limited or any of its Affiliates from time to time under the Administration Agreement, Directors Services Agreement or any other services agreement with such entity, then MaplesFS Directors Limited shall be an Independent Director for the purposes of this definition.

“Initial Purchaser” means, as applicable, each of the initial purchasers identified as such in the Certificate Purchase Agreement.

“Initial Basic Rent Installment” shall mean the amount designated therefor in the Lease Supplement delivered on the Delivery Date.

“Insolvency” or “Liquidation Proceeding” means (i) a voluntary proceeding under any Bankruptcy Law with respect to the Owner or the Lessee; (ii) a voluntary or involuntary appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Owner or the Lessee or for a substantial part of the property of the assets of the Owner or the Lessee; (iii) any voluntary or involuntary winding up or liquidation of the Owner or the Lessee; or (iv) a general assignment for the benefit of creditors of the Owner or the Lessee.

“Insurance Proceeds” means any and all proceeds realized from the Insurances (other than third party liability insurances).

“Insurances” has the meaning given to such term in Section 10(a) of the Lease. “Interchange Counterparty” has the meaning set forth in Section 7(e)(v) of the Lease Agreement.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the Issuance Date, among the Pass Through Trustees, the Liquidity Providers and the Subordination Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms; provided that, for purposes of any obligations of LATAM or the Owner, no amendment, modification or supplement to, or substitution or replacement of, such Intercreditor Agreement shall be effective unless consented to by LATAM.

“Interest Rate” means, with respect to any period, the weighted average interest rate per annum during such period borne by the outstanding Equipment Notes, excluding any interest payable at the Past Due Rate.

“Issuance Date” means May 29, 2015.

“LATAM” has the meaning set forth in the first paragraph of the Participation Agreement.

“Lease” or “Lease Agreement” means the Lease Agreement MSN 6698 dated as of the Closing Date between the Owner, as lessor, and LATAM, as lessee, substantially in the form of Exhibit F to the Note Purchase Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, including as supplemented by the Lease Supplement.

“Lease Event of Default” means any “Lease Event of Default” as defined under the Lease.

“Lease Supplement” means the Lease Supplement substantially in the form of Exhibit I to the Lease, which shall particularly describe the Aircraft subject to the Lease.

“Leasing Affiliate” means a subsidiary of the Lessee or any other Person controlled by the Lessee, in each case that is, if the relevant Person is the operator or proposed operator of the Aircraft, a commercial air carrier possessing at all times while the Aircraft is operated by such person, all necessary authorizations (including, without limitation, those required to operate the Aircraft), consents and licenses; provided that in no event shall any Person be a Leasing Affiliate if such Person is, at the time of the proposed entry into of any sublease or interchange: (i) insolvent, or (ii) located in a country subject to EU or UN sanctions. For the purposes of this definition, the Lessee shall be deemed to “control” another Person if:

(a)          Lessee possesses, directly or indirectly, the power to direct the management or policies of such other Person whether through:

(i)          the ownership of voting rights;

(ii)         control of the board (including control of its composition) of the other Person;

(iii)        indirect control of (i) and (ii); or

(b)          such other Person would, under relevant accounting principles, be consolidated or required to be consolidated for accounting purposes with the Lessee.

“Lessee” has the meaning set forth in the first sentence of the Participation Agreement.

“Lessee Bankruptcy Event” means the occurrence and continuation of a Lease Event of Default under any of clauses 13(g), (h), (i), (j) or (k) of the Lease.

“Lessee Power of Attorney” means each power of attorney executed by the Lessee in favor of the Loan Trustee in connection with the repossession, re-export and deregistration of each Aircraft in form and substance satisfactory to the Loan Trustee.

“Lessor” means the Owner as lessor under the Lease.

“Lessor Parent” means the owner from time to time of the issued share capital of the Lessor, being:

(a)          as at the date of this Lease Agreement, the Lessee; or

(b)          subject to paragraph (c) below and at any time following the exercise by the Lessee of its option under the Put Option Agreement with respect to the Lessor to transfer, or procure the transfer of, its holding of the issued share capital of the Lessor (which option may only be exercised once), the person nominated as the transferee of such holding of the issued share capital of the Lessor; or

(c)          at any time following the exercise of the option under the Call Option Agreement with respect to the Lessor by the Subordination Agent (in the capacity therein described) pursuant to its terms, the Subordination Agent (in the capacity therein described) or its nominee.

“Lessor Power of Attorney” means each power of attorney executed by the Owner in favor of the Loan Trustee in connection with the repossession, re-export and deregistration of each Aircraft in form and substance satisfactory to the Loan Trustee.

“Lien” means as applied to the property or assets (or the income or profits therefrom) of any Person (in each case, whether the same is consensual or non- consensual or arises by contract, operation of law, legal process or otherwise), any lien, mortgage, hypothec, encumbrance, pledge, attachment, levy, charge, lease, encumbrance, right of seizure or detention, inscription on a public record, claim, prior claim, right of others or security interest of any kind, including any thereof arising under any conditional sale or other title retention agreement and any agreement to give any thereof in respect of any property or assets of such Person, or upon the income or profits therefrom.

“Liquidity Facilities” means, collectively, the Class A Liquidity Facility and the Class B Liquidity Facility.

“Liquidity Providers” means, collectively, the Class A Liquidity Provider and the Class B Liquidity Provider.

“Loan Trustee” has the meaning specified in the introductory paragraph of the Indenture.

“Loan Trustee Liens” means any Lien attributable to WTC or the Loan Trustee with respect to the Aircraft, any interest therein or any other portion of the Collateral arising as a result of (i) claims against WTC or the Loan Trustee not related to its interest in the Aircraft or the administration of the Collateral pursuant to the Indenture, (ii) acts of WTC or the Loan Trustee not permitted by, or the failure of WTC or the Loan Trustee to take any action required by, the Financing Agreements or the Pass Through Documents, (iii) claims against WTC or the Loan Trustee relating to Taxes or claims for Expenses that are excluded from the indemnification provided by Section 4.03 or 4.04 of the Participation Agreement pursuant to said Section 4.03 or 4.04 or (iv) claims against WTC or the Loan Trustee arising out of the transfer by any such party of all or any portion of its interest in the Aircraft, the Collateral, the Financing Agreements or the Pass Through Documents, except while an Indenture Event of Default is continuing and prior to the time that the Loan Trustee has received all amounts due to it pursuant to the Indenture.

“Local Mortgage” means (i) the Chilean law aircraft mortgage dated on or about the date of the Delivery granted by the Lessor in favor of the Loan Trustee, substantially in the form of Exhibit D to the Note Purchase Agreement or (ii) if the Aircraft is subleased to, or operated by, a Permitted Sublessee and is registered in accordance with Section 7(b) of the Lease, an aircraft mortgage governed by the laws of the applicable Permitted Jurisdiction granted by the Lessor in favor of the Loan Trustee dated on or about the date of such sublease, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Long-Term Rating” has the meaning specified in the Intercreditor Agreement.

“Loss Payment Date” means the earlier of (i) the date on which the Lessee, the Owner or the Loan Trustee received the insurance proceeds pursuant to Section 10 of the Lease and (ii) sixty (60) days after the occurrence of an Event of Loss.

“Majority in Interest of Noteholders” means, as of a particular date of determination and subject to Section 2.16 of the Indenture, the holders of at least a majority in aggregate unpaid principal amount of all Equipment Notes outstanding as of such date (excluding any Equipment Notes held by LATAM, the Owner or any Affiliate thereof, it being understood that a Pass Through Trustee shall be considered an Affiliate of the Owner as long as more than 50% in the aggregate face amount of Pass Through Certificates issued by the corresponding Pass Through Trust are held by LATAM, the Owner or an Affiliate thereof or a Pass Through Trustee is otherwise under the control of LATAM, the Owner or such Affiliate (unless all Equipment Notes then outstanding are held by LATAM, the Owner or any Affiliate thereof, or any combination thereof, including the Pass Through Trustees which are considered Affiliates of LATAM or the Owner pursuant hereto)); provided that for the purposes of directing any action or casting any vote or giving any consent, waiver or instruction hereunder, any Noteholder of an Equipment Note or Equipment Notes may allocate, in such Noteholder’s sole discretion, any fractional portion of the principal amount of such Equipment Note or Equipment Notes in favor of or in opposition to any such action, vote, consent, waiver or instruction.

“Make–Whole Amount” means, with respect to any Equipment Note, the amount (as determined by an independent investment banker selected by LATAM), if any, by which (i) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Equipment Note computed by discounting each such payment on a semiannual basis from its respective Payment Date (assuming a 360-day year of twelve 30 day months) using a discount rate equal to the Treasury Yield plus the Make-Whole Spread exceeds (ii) the outstanding principal amount of such Equipment Note plus accrued but unpaid interest thereon to the date of redemption. For purposes of determining the Make-Whole Amount, “Treasury Yield” means, at the date of determination, the interest rate (expressed as a semiannual equivalent and as a decimal rounded to the number of decimal places as appears in the Debt Rate of such Equipment Note and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date and trading in the public securities market either as determined by interpolation between the most recent weekly average constant maturity, non-inflation-indexed series yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date and (B) the other maturing as close as possible to, but later than, the Average Life Date, in each case as reported in the most recent H.15(519) or, if a weekly average constant maturity, non- inflation-indexed series yield to maturity for United States Treasury securities maturing on the Average Life Date is reported in the most recent H.15(519), such weekly average yield to maturity as reported in such H.15(519). “H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Amount shall be the third Business Day prior to the applicable redemption date and the “most recent H.15(519)” means the latest H.15(519) published prior to the close of business on the third Business Day prior to the applicable redemption date.

“Make-Whole Spread” means, with respect to any Series of Equipment Notes, the percentage specified for the applicable Series as such in Schedule I to the Indenture, as, in the case of any Additional Series of Equipment Notes issued after the Closing Date, such Schedule I may be amended in connection with such issuance.

“Manuals and Technical Records” means, with respect to the Aircraft or any Engine, all logs, logbooks, manuals and data, and inspection, modification and overhaul records (including all job cards) and other records required to be maintained under applicable rules and regulations of the Aviation Authority and if any of the same are not in the English language, certified English translations thereof.

“Manufacturer” means Airbus S.A.S., a société par actions simplifiée organized and existing under the laws of the Republic of France.

“Material Adverse Effect” means, in relation to any Person, as the context may require, (a) a material adverse effect upon the business, operations or condition (financial or otherwise) of such Person or upon the ability of such Person to perform its obligations under the Financing Agreements, (b) a material adverse effect on the validity or enforceability of any of the Financing Agreements, (c) a material adverse effect on the rights or remedies of any Secured Party under any of the Financing Agreements or of the Owner or any Secured Party under any manufacturer's warranty with respect to the Aircraft or any Engine or (d) any event or circumstance which adversely affects the Airframe or any Engine or such Person's interest therein or involves any risk of the sale, seizure, detention or forfeiture of the Airframe or any Engine or any other part of the Aircraft.

“Moody’s” means Moody’s Investors Service, Inc.

“Note Guarantee” means the Note Guarantee dated as of the Closing Date and issued by each Related Owner for the benefit of the Loan Trustee, substantially in the form of Exhibit O to the Note Purchase Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Note Value” shall mean, as of any particular date of computation, an amount calculated in accordance with Schedule 2 to the Lease Supplement.

“Noteholder” means any Person in whose name an Equipment Note is registered on the Equipment Note Register (including, for so long as it is the registered holder of any Equipment Notes, the Subordination Agent on behalf of the Pass Through Trustees pursuant to the provisions of the Intercreditor Agreement).

“Noteholder Liens” means any Lien attributable to any Noteholder on or against the Aircraft, any interest therein or any other portion of the Collateral, arising out of any claim against such Noteholder that is not related to the Financing Agreements or Pass Through Documents, or out of any act or omission of such Noteholder that is not related to the transactions contemplated by, or that constitutes a breach by such Noteholder of its obligations under, the Financing Agreements or the Pass Through Documents.

“Note Purchase Agreement” means the Note Purchase Agreement, dated as of the Issuance Date, among LATAM, the Owner, each Related Owner, the Subordination Agent, the Escrow Agent, the Paying Agent, and the Pass Through Trustee under each Pass Through Trust Agreement providing for, among other things, the issuance and sale of certain equipment notes, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Notice of Assignment of Insurances” means, with respect to the Assignment of Insurances, each notice of assignment of insurances from the Lessee and the Loan Trustee to the insurer on or about the date of the Indenture substantially in the form of Exhibit A to the Assignment of Insurances.

“NY UCC” means UCC as in effect in the State of New York.

“Obligors” means each of the Lessor Parent, the Owner, the Lessee and the Guarantors and “Obligor”" means the Lessor Parent, the Owner, the Lessee or any Guarantor, as the context may require.

“Operative Agreements” has the meaning set forth in Annex A to the Note Purchase Agreement.

“Operative Indentures” means, as of any date, each “Indenture” (as such term is defined in the Note Purchase Agreement), including the Indenture, whether or not any other “Indenture” shall have been entered into before or after the date of the Indenture, but only if as of such date all “Equipment Notes” (as defined in each such “Indenture”) are held by the “Subordination Agent” under the “Intercreditor Agreement”, as such terms are defined in each such “Indenture”.

“Other Party Liens” means any Lien attributable to any Pass Through Trustee (other than in its capacity as Noteholder), the Subordination Agent (other than in its capacity as Noteholder) or any Liquidity Provider on or against the Aircraft, any interest therein, or any other portion of the Collateral arising out of any claim against such party that is not related to the Financing Agreements or the Pass Through Documents, or out of any act or omission of such party that is not related to the transactions contemplated by, or that constitutes a breach by such party of its obligations under, the Financing Agreements or the Pass Through Documents.

“Owner” means Parina Leasing Limited, an exempted company with limited liability incorporated in the Cayman Islands.

“Participation Agreement” has the meaning set forth under the definition of “Agreement”.

“Parts” means with respect to the Airframe or any Engine, all appliances, components, parts, instruments (including avionics), appurtenances, accessories, furnishings and other equipment of whatever nature (other than complete Engines, or engines), that may from time to time be incorporated or installed in or attached to the Airframe or any Engine or removed from the Airframe or such Engine so long as the Lessor's interest therein shall continue and any Replacement Part which may from time to time be substituted for a Part.

“Pass Through Certificates” means the pass through certificates issued by any Pass Through Trust (and any other pass through certificates for which such pass through certificates may be exchanged).

“Pass Through Documents” means each Pass Through Trust Agreement, the Note Purchase Agreement, each Escrow Agreement, each Deposit Agreement, the Intercreditor Agreement and each Liquidity Facility.

“Pass Through Trust” means each of the two separate grantor trusts that have been or will be created pursuant to the Pass Through Trust Agreements to facilitate certain of the transactions contemplated by the Financing Agreements.

“Pass Through Trust Agreement” means each of the two separate Trust Supplements relating to the Pass Through Trusts, together in each case with the Basic Pass Through Trust Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Pass Through Trustee” means the trustee under each Pass Through Trust Agreement, together with any successor in interest and any successor or other trustee appointed as provided in such Pass Through Trust Agreement.

“Past Due Rate” means the lesser of (a) with respect to (i) any payment made to a Noteholder under any Series of Equipment Notes, the Debt Rate then applicable to such Series plus 1% and (ii) any other payment made under any Financing Agreement to any other Person, the Debt Rate plus 1% (computed on the basis of a year of 360 days comprised of twelve 30-day months) and (b) the maximum rate permitted by applicable law.

“Paying Agent” means WTC, as paying agent under each Escrow Agreement, and any successor agent thereto.

“Payment Date” means, for any Equipment Note, each February 15th, May 15th, August 15th and November 15th, commencing with May 15th 2016.

“Payment Default” means the occurrence of an event that would give rise to an Indenture Event of Default under Section 4.01(a) of the Indenture upon the giving of notice or the passing of time or both.

“Permitted Investments” means each of (a) direct obligations of the United States and agencies thereof having maturities no later than 365 days following the date of such investment; (b) obligations fully guaranteed by the United States having maturities no later than 365 days following the date of such investment; (c) certificates of deposit issued by, or bankers’ acceptances of, or time deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States or one of the states thereof having combined capital and surplus and retained earnings of at least $100,000,000 and having a Long-Term Rating of A, its equivalent or better issued by S&P or A2 by Moody’s (or, if neither such organization then rates such institutions, by any nationally recognized rating organization in the United States), having maturities no later than 365 days following the date of such investment; (d) commercial paper of any holding company of a bank, trust company or national banking association described in clause (c), having maturities no later than 365 days following the date of such investment; (e) commercial paper of companies having a Short-Term Rating assigned to such commercial paper by either Moody’s or S&P (or, if neither such organization then rates such commercial paper, by any nationally recognized rating organization in the United States) equal to the highest (in case of Moody’s) or either of the two highest (in case of S&P) ratings assigned by such organization, having maturities no later than 365 days following the date of such investment; (f) Dollar-denominated certificates of deposit issued by, or time deposits with, the European subsidiaries of (i) any bank, trust company or national banking association described in clause (c), or (ii) any other bank or financial institution described in clause (g), (h) or (j) below, having maturities no later than 365 days following the date of such investment; (g) United States-issued Yankee certificates of deposit issued by, or bankers’ acceptances of, or commercial paper issued by, any bank having combined capital and surplus and retained earnings of at least $100,000,000 and headquartered in Canada, Japan, the United Kingdom, France, Germany, Switzerland or The Netherlands and having a Long-Term Rating of A, its equivalent or better issued by S&P or A2, its equivalent or better issued by Moody’s (or, if neither such organization then rates such institutions, by any nationally recognized rating organization in the United States), having maturities no later than 365 days following the date of such investment; (h) Dollar-denominated time deposits with any Canadian bank having a combined capital and surplus and retained earnings of at least $100,000,000 and having a Long-Term Rating of A, its equivalent or better issued by S&P or A2, its equivalent or better issued by Moody’s (or, if neither such organization then rates such institutions, by any nationally recognized rating organization in the United States), having maturities no later than 365 days following the date of such investment; (i) Canadian Treasury Bills fully hedged to Dollars having maturities no later than 365 days following the date of such investment; (j) repurchase agreements with any financial institution having combined capital and surplus and retained earnings of at least $100,000,000 collateralized by transfer of possession of any of the obligations described in clauses (a) through (i) above; and (k) such other investments approved in writing by the Loan Trustee; provided that the instruments described in the foregoing clauses shall have a maturity no later than the earliest date when such investments may be required for distribution. The bank acting as the Pass Through Trustee or the Loan Trustee is hereby authorized, in making or disposing of any investment described herein, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or such affiliate is acting as an agent of the Pass Through Trustee or the Loan Trustee or for any third person or dealing as principal for its own account.

“Permitted Jurisdiction” shall mean any jurisdiction listed in Annex B to the Lease.

“Permitted Lien” means (i) the respective rights of each of the parties to the Financing Agreements as provided in the Financing Agreements; (ii) the rights of the Lessee and other Persons under leases and other agreements and arrangements to the extent permitted by the terms of Sections 7 and 8 of the Lease; (iii) Liens for fees or charges of any airport or air navigation authority not yet due and payable by the Owner or the Lessee or which are being contested in good faith, on reasonable grounds and by appropriate proceedings so long as such Liens do not involve any material risk of the sale, seizure, forfeiture, detention or loss of the Aircraft, any Part thereof, title thereto, or any interest therein or the use thereof (any of which a "Lien Loss"); (iv) Liens for Taxes payable by the Owner or the Lessee either not yet overdue or being contested in good faith by appropriate proceedings that do not involve any material risk of Lien Loss and that do not involve any potential for criminal liability, and in the case of such proceedings so long as adequate reserves are maintained in respect of such Taxes in accordance with applicable accounting principles; (v) materialmen's, mechanics', workmen's, repairmen's, employees' or other like Liens on the Aircraft, the Airframe or any Engine arising in the ordinary course of business of the Lessee for amounts the payment of which is either not yet due or which are being contested in good faith by appropriate proceedings that do not involve any material likelihood of Lien Loss and in the case of such proceedings so long as adequate reserves are maintained by the Lessee in respect of such amounts in accordance with applicable accounting principles; (vi) Liens arising out of judgments or awards against the Owner or the Lessee with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith by appropriate proceedings that do not involve any material likelihood of Lien Loss and in the case of such proceedings so long as an adequate bond to stay enforcement is in effect, and (vii) salvage or similar rights of insurers under insurance policies maintained pursuant to and in accordance with Section 10 of the Lease.

“Permitted Owner Lien” has the meaning set forth in Section 7.01 of the Indenture.

“Permitted Sublessee” has the meaning set forth in Section 7(e)(v) of the Lease.

“Person” means any person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof.

“Pledge Agreements” has the meaning set forth in Section 1.01 of the Intercreditor Agreement.

“Post-Delivery Authorizations and Filings” means, with respect to a Brazilian Aircraft, the authorizations and filings set out in Section 3.01(u)(iv)(A)–(H) of the Participation Agreement.

“Powers of Attorney” means collectively, the Lessee Power of Attorney and the Lessor Power of Attorney.

“Process Agent” means the Process Agent set forth on Schedule IV to the Note Purchase Agreement.

“Purchase Agreement” means the Purchase Agreement as described in Schedule I to the Participation Agreement.

“Purchase Agreement Assignment” means (i) the Purchase Agreement Assignment dated as of the Closing Date between the Lessee and the Owner substantially in the form of Exhibit K-2 to the Note Purchase Agreement and (ii) the Airframe Warranties Agreement dated as of the Closing Date among Airbus S.A.S, the Owner, LATAM and the Loan Trustee, substantially in the form of Exhibit L-1 to the Note Purchase Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Put Option Agreements” has the meaning set forth in Section 1.01 the Intercreditor Agreement.

“Rating Agencies” has the meaning specified in the Intercreditor Agreement.

“Reinsurances” shall mean any and all contracts or policies of reinsurance maintained by the Owner (or the Lessee) in respect of the Aircraft pursuant to Section 10 of the Lease.

“Related Additional Series Equipment Note” means, with respect to any particular series of Additional Series Equipment Notes and as of any date, an “Additional Series Equipment Note,” as defined in each Related Indenture, having the same designation (i.e., “Series C” or the like) as such Additional Series Equipment Notes, but only if as of such date it is held by the “Subordination Agent” under the “Intercreditor Agreement,” as such terms are defined in such Related Indenture.

“Related Aircraft” means each of the eleven (11) Airbus A321-200 aircraft, two (2) Airbus A350-900 aircraft, and four (4) Boeing 787-9 aircraft referred to in Note Purchase Agreement, excluding the Aircraft, or any of them.

“Related Equipment Note” means, as of any date, an “Equipment Note” as defined in each Related Indenture, but only if as of such date it is held by the “Subordination Agent” under the “Intercreditor Agreement”, as such terms are defined in such Related Indenture.

“Related Lease” means each lease agreement in effect from time to time with respect to a Related Aircraft, or any of them.

“Related Lease Event of Default” means a “Lease Event of Default” under (and as defined in) any Related Lease.

“Related Lessor” means each “Lessor” as described in a Related Lease.

“Related Indemnitee Group” has the meaning specified in Section 4.03(a) of the Participation Agreement.

“Related Indenture” means each Operative Indenture (other than the Indenture).

“Related Indenture Event of Default” means any “Indenture Event of Default” under any Related Indenture.

“Related Indenture Indemnitee” means each Related Noteholder.

“Related Loan Trustee” means the “Loan Trustee” as defined in each Related Indenture.

“Related Make-Whole Amount” means the “Make-Whole Amount”, as defined in each Related Indenture.

“Related Noteholder” means a registered holder of a Related Equipment Note.

“Related Obligors” means the “Obligors” as defined in each Related Lease, or any of them, and “Related Obligor” means any of them, as the context may require.

“Related Owner” means each “Owner” as described in a Related Indenture.

“Related Participation Agreement” means any “Participation Agreement” as defined in a Related Lease, or, collectively, each of them.

“Related Secured Obligations” means, as of any date, the outstanding principal amount of the Related Equipment Notes issued under each Related Indenture, the accrued and unpaid interest (including, to the extent permitted by applicable law, post-petition interest and interest on any overdue amounts) due thereon in accordance with such Related Indenture as of such date, the Related Make-Whole Amount, if any, with respect thereto due thereon in accordance with such Related Indenture as of such date, and any other amounts payable as of such date under the “Financing Agreements” (as defined in each Related Indenture).

“Related Series A Equipment Note” means, as of any date, a “Series A Equipment Note”, as defined in each Related Indenture, but only if as of such date it is held by the “Subordination Agent” under the “Intercreditor Agreement”, as such terms are defined in such Related Indenture.

“Related Series B Equipment Note” means, as of any date, a “Series B Equipment Note”, as defined in each Related Indenture, but only if as of such date it is held by the “Subordination Agent” under the “Intercreditor Agreement”, as such terms are defined in such Related Indenture.

“Rent” shall mean collectively, Basic Rent and Supplemental Rent.

“Replacement Engine” means a CFM56-5B3/3 engine (or an engine of the same or another manufacturer of a comparable or an improved model and suitable for installation and use on the Airframe with the other Engine (or any other Replacement Engine being substituted simultaneously therewith)) that shall have been made subject to the Lien of the Indenture pursuant the terms thereof and Section 7(j) or 9(b) of the Lease, together with all Parts relating to such engine, but excluding items installed or incorporated in or attached to any such engine from time to time that are excluded from the definition of Parts.

“Replacement Liquidity Facility” has the meaning set forth in the Intercreditor Agreement.

“Replacement Liquidity Provider” has the meaning set forth in the Intercreditor Agreement.

“Reserved Matters” means the following:

(a)          amalgamation, consolidation or merger of the Owner with or into any other entity;

(b)          submission to the Registrar of Companies in and for the Cayman Islands of an application to strike from the Register of Companies pursuant to Section 156 of the Companies Law (2013 Revision) of the Cayman Islands);

(c)          sale of any assets of the Owner (other than the disposition of any engine or aircraft or part thereof that is permitted under the Operative Agreements);

(d)          discontinuance of the Owner under the Statute and continuance in a jurisdiction outside the Cayman Islands;

(e)          institution of any proceeding by the Owner, in relation to itself, seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property;

(f)          in the case of any such proceeding described in paragraph (e) above being instituted against the Owner (but not instituted by the Owner), authorizing or consenting to such proceedings (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for it, or any substantial part of its property, or that of any subsidiary);

(g)          any proposal put to the Owner’s Members (as defined in the Companies Law (2013 Revision) of the Cayman Islands) to wind up or terminate the corporate existence of the Owner;

(h)          consent to any amendment, modification or waiver of any of the Required Terms (as defined in the Note Purchase Agreement) unless the same has been consented to by the Subordination Agent; or

(i)          any proposal put to the Owner’s Members to amend and restate the memorandum of association and articles of association of the Owner by special resolution.

“Responsible Officer” means, with respect to LATAM or the Owner, its Chairman of the Board, its President, any Senior Vice President, the Chief Financial Officer, its General Counsel, any Vice President, the Treasurer, the Assistant Treasurer, the Secretary or any other management employee or, in the case of the Owner, any Director or, in the case of Reserved Matters, the Independent Director (a) whose power to take the action in question has been authorized, directly or indirectly, by the Board of Directors of LATAM or the Owner, as the case may be (b) working directly under the supervision of its Chairman of the Board, its President, any Senior Vice President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary and (c) whose responsibilities include the administration of the transactions and agreements contemplated by the Participation Agreement and the Indenture.

“Replacement Part” shall mean an appliance, part, accessory, furnishing, instrument, appurtenance or other item of equipment of whatever nature (other than complete Engines or engines) which shall have been leased under the Lease and subjected to the Lien of the Lease, the Indenture and the Local Mortgage, in each case in compliance with the requirements thereof and of the other Financing Agreements.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Secured Obligations” has the meaning specified in Section 2.06 of the Indenture.

“Secured Parties” shall mean, collectively, the Loan Trustee, each Pass Through Trustee, the Subordination Agent, each Liquidity Provider and each Noteholder (but shall not include the holder of any Pass Through Certificate) and “Secured Party” shall mean any of them.

“Securities Account” has the meaning specified in Section 3.07 of the Indenture.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Securities Intermediary” has the meaning specified in Section 3.07 of the Indenture.

“Security Documents” means the Pledge Agreements, the Call Option Agreement, the Indenture and the Aircraft Security Documents.

“Series” means any series of Equipment Notes, including the Series A Equipment Notes, the Series B Equipment Notes, or any Additional Series Equipment Notes.

“Series A” or “Series A Equipment Notes” means Equipment Notes issued and designated as “Series A Equipment Notes” under the Indenture, in the original principal amount and maturities as specified in Schedule I to the Indenture under the heading “Series A Equipment Notes” and bearing interest at the Debt Rate for Series A Equipment Notes specified in Schedule I to the Indenture.

“Series B” or “Series B Equipment Notes” means Equipment Notes issued and designated as “Series B Equipment Notes” under the Indenture, in the original principal amount and maturities as specified in Schedule I to the Indenture under the heading “Series B Equipment Notes” and bearing interest at the Debt Rate for Series B Equipment Notes specified in Schedule I to the Indenture.

“Service Bulletin” shall mean any document issued by the Manufacturer or the Engine Manufacturer recommending an improvement, inspection, repair or modification to the Aircraft, Airframe, any Engine or any Part.

“Short-Term Rating” has the meaning specified in the Intercreditor Agreement.

“Sublease” means any sublease permitted by the terms of Section 7(e)(v) of the Lease.

“Subordination Agent” has the meaning specified in the introductory paragraph to the Participation Agreement.

“Subordination Acknowledgment" shall mean a subordination acknowledgment with respect to the rights of any Permitted Sublessee in relation to the Aircraft under any Permitted Sublease entered into, or to be entered into, by such Permitted Sublessee substantially in the form of Exhibit N to the Note Purchase Agreement.

“Supplemental Rent” shall mean any and all amounts, liabilities and obligations (excluding Basic Rent) that the Lessee assumes or agrees to pay to the Owner or any other Person under the Lease, the Participation Agreement or any other Financing Agreement and (without duplication) any amount payable by the Owner under the terms of the Indenture and the Financing Agreements (including any amounts payable in respect of amounts contemplated in Sections 4.03, 4.04 and 4.08 of the Participation Agreement and including interest on the Equipment Notes calculated at the Past Due Rate).

“Tax” and “Taxes” mean all governmental fees (including, without limitation, license, filing and registration fees) and all taxes (including, without limitation, franchise, excise, stamp, value added, income, gross receipts, sales, use and property taxes), withholdings, assessments, levies, imposts, duties or charges, of any nature whatsoever, together with any related penalties, fines, additions to tax or interest thereon imposed, withheld, levied or assessed by any country, taxing authority or governmental subdivision thereof or therein or by any international authority, including any taxes imposed on any Person as a result of such Person being required to collect and pay over withholding taxes.

“Tax Indemnitee” means (a) the Owner, (b) WTC, WTNA, and the Loan Trustee, (c) each separate or additional trustee appointed pursuant to the Indenture, (d) so long as it holds any Equipment Notes as agent and trustee of any Pass Through Trustee, the Subordination Agent, (e) so long as it is the holder of any Equipment Notes, each Pass Through Trustee (as Pass Through Trustee under each of the Pass Through Trust Agreements), (f) each Liquidity Provider, (g) each Noteholder, (h) the Escrow Agent, (i) the Paying Agent and (j) the respective successors, assigns, agents and servants of the foregoing. No holder of a Pass Through Certificate in its capacity as such holder shall be a Tax Indemnitee.

“Taxing Authority” means (a) any federal, provincial, state or local government or other taxing authority in the United States or Chile, (b) any other government or any political subdivision or taxing authority, (c) any international taxing authority or (d) any territory or possession of the United States or any taxing authority thereof.

“Term” means (i) the period commencing on the Closing Date to and including the final scheduled Basic Rent Payment Date, or (ii) such shorter period that may result from any earlier termination in respect of the Lease in accordance with the terms of the Lease.

“Transfer” means the transfer, sale, assignment or other conveyance of all or any interest in any property, right or interest.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended from time to time.

“Trust Supplements” means (i) those agreements supplemental to the Basic Pass Through Trust Agreement referred to in Schedule III to the Participation Agreement as of the Closing Date and (ii) in the case of any Additional Series Pass Through Certificates, if issued, whether in connection with the initial issuance of any Additional Series Equipment Notes or in connection with any subsequent redemption of any Additional Series Equipment Notes, an agreement supplemental to the Basic Pass Through Trust Agreement pursuant to which (a) a separate trust is created for the benefit of the holders of such Additional Series Pass Through Certificates, (b) the issuance of such Additional Series Pass Through Certificates representing fractional undivided interests in the Additional Series Pass Through Trust is authorized and (c) the terms of such Additional Series Pass Through Certificates are established.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“United States”, “U.S.” or “US” means the United States of America.

“Warranty Assignments” means, collectively, the Purchase Agreement Assignment and the Engine Warranties Agreement.

“Warranty Bill of Sale” means the warranty (as to title) bill of sale covering the Aircraft, executed by the Manufacturer in favor of the Owner and specifically referring to each Engine, as well as the Airframe, constituting a part of the Aircraft.

“Warranty Rights” means the Warranty Rights as described in Schedule I to the Participation Agreement.

“Wet Lease” means any arrangement whereby the Owner agrees to furnish the Airframe and the Engines or engines installed thereon to an air carrier and pursuant to which the Airframe and the Engines or engines (i) shall be operated solely by cockpit crew provided by the Owner possessing all current certificates and licenses required by Applicable Laws, (ii) shall be maintained by the Lessee in accordance with the normal maintenance provisions of the Lease, (iii) shall continue to be insured by the Lessee in accordance with the terms of the Lease, and (iv) shall not be subject to any change in its state of registration.

“WTC” has the meaning specified in the introductory paragraph to the Participation Agreement.

“WTNA” means Wilmington Trust, National Association, a national banking association in its individual capacity.

Annex A, Part II

Construction

The definitions stated in Annex A, Part I apply equally to both the singular and the plural forms of the terms defined.

All references in the Participation Agreement, the Indenture or the Lease to designated “Articles”, “Sections”, “Subsections”, “Schedules”, “Exhibits”, “Annexes” and other subdivisions are to the designated Article, Section, Subsection, Schedule, Exhibit, Annex or other subdivision thereof, unless otherwise specifically stated.

The words “herein”, “hereof” and “hereunder” and other words of similar import refer to the Participation Agreement, the Indenture or the Lease, as the case may be, as a whole and not to any particular Article, Section, Subsection, Schedule, Exhibit, Annex or other subdivision.

All references in the Participation Agreement, the Indenture or the Lease, as the case may be, to a “government” are to such government and any instrumentality or agency thereof.

Unless the context otherwise requires, whenever the words “including”, “include” or “includes” are used herein, they shall be deemed to be followed by the phrase “without limitation”.

All references in the Participation Agreement, the Indenture or the Lease, as the case may be, to a Person shall include successors and permitted assigns of such Person.